UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2004

Cyberkinetics Neurotechnology Systems, Inc.
(Exact name of registrant specified in charter)

Delaware	000-50505	13-4287300
(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)

508-549-9981
(Registrant's telephone number, including area code)

Trafalgar Ventures Inc.
1355 Burrard Street, Suite 1530, Vancouver, British Columbia, Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 2.01     ACQUISITION OR DISPOSITION OF ASSETS.

On July 23, 2004, Trafalgar Ventures Inc., a Nevada corporation (the "Registrant" or "Trafalgar"), certain stockholders of the Registrant, Trafalgar Acquisition Corporation, a Nevada corporation ("Merger Sub") and Cyberkinetics, Inc., a privately-held Delaware corporation ("Cyberkinetics"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Registrant, through its wholly-owned subsidiary, Merger Sub, agreed to acquire Cyberkinetics in exchange for shares of the Registrant's common stock (the "Merger"). The Merger closed on October 7, 2004 (the "Closing").

Immediately upon Closing, the Registrant completed a reincorporation from the State of Nevada to the State of Delaware and a corporate name change to "Cyberkinetics Neurotechnology Systems, Inc."

Set forth below is certain information concerning the principal terms of the Merger and the business of the Registrant and Cyberkinetics.

Principal Terms of the Merger

At the Effective Time of the Merger (as defined in the Merger Agreement), Merger Sub was merged with and into Cyberkinetics. The separate existence of Merger Sub ceased, and Cyberkinetics continued as the surviving corporation (the "Surviving Corporation") under the name Cyberkinetics, Inc. The Certificate of Incorporation of Cyberkinetics in effect immediately prior to the Effective Time of the Merger became the Certificate of Incorporation of the Surviving Corporation. The directors and officers of Cyberkinetics at the Effective Time of the Merger became the directors and officers of the Surviving Corporation. Timothy R. Surgenor is the President of Cyberkinetics and its Board of Directors is currently the same as that of the Registrant.

Each share of Cyberkinetics common stock (an aggregate of 12,589,481 shares) was converted into one share of the Registrant's common stock, an exchange ratio in the Merger of one-to-one (the "Exchange Ratio"). To achieve the one-to-one Exchange Ratio, the Registrant completed a 1-for-2.1142857 reverse stock split immediately prior to Closing.

At the Effective Time of the Merger, all options to purchase Cyberkinetics shares then outstanding under the 2002 Equity Incentive Plan and the 2002 Founders' Option Plan (together, the "Option Plans"), and all stock options to purchase Cyberkinetics shares then outstanding which are not under the Option Plans, in each case whether vested or unvested (a total of 2,963,950 stock options), and the Option Plans themselves, along with warrants to purchase 101,619 shares of Cyberkinetics common shares, were assumed by the Registrant at the Effective Time of the Merger, each Cyberkinetics' stock option and warrant so assumed by the Registrant continues to have, and be subject to, the same terms and conditions of such stock options and warrants immediately prior to the Effective Time of the Merger (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions).

Description of the Registrant

The Registrant was incorporated in the State of Nevada on February 6, 2002. Until the Effective Time of the Merger, the Registrant was in the business of mineral exploration, but had not generated revenue from operations. The Registrant had obtained an option to acquire a 90% interest in two mineral claims located in the Sudbury Mining Division, Province of Ontario, Canada. This option was exercisable by completing either cash payments to the issuer of the option or by completing the required exploration expenditures described in the option agreement.

Upon analysis of the potential opportunity, the Registrant decided to focus on evaluating other opportunities that might enhance stockholder value, including the acquisition of a product or technology, or pursuing a merger or acquisition of another business entity with long-term growth potential.

Prior to the Effective Time, Robert Gorden Smith and Richard Harris were the sole directors and officers of the Registrant. Messrs. Smith and Harris resigned as officers and directors of the Registrant immediately after the Effective Time of the Merger.

The shares of common stock of the Registrant are currently traded on the OTC Bulletin Board under the symbol "TGRV." The Registrant is in the process of obtaining a new trading symbol to reflect the recent corporate name change.

Following the Merger, stockholders of Cyberkinetics became stockholders of the Registrant. All executive officers of Cyberkinetics became executive officers of the Registrant, and the Board of Directors of Cyberkinetics became the Board of Directors of the Registrant. Upon the consummation of the Merger, Cyberkinetics became a wholly-owned subsidiary of the Registrant.

Description of Cyberkinetics

Cyberkinetics was incorporated in Delaware on May 2, 2001. Cyberkinetics is a medical device company focused on the development of advanced neurological products. The products being developed by Cyberkinetics are designed to allow human thoughts to be read by computer equipment. These products are currently undergoing human clinical evaluation. Although Cyberkinetics is a development stage company, its products are based on the results of several years of research and development at Brown University, the University of Utah, Emory University and the Massachusetts Institute of Technology ("MIT"). Cyberkinetics has licensed certain technology from these academic institutions and has assembled an experienced management team to pursue the commercialization of medical devices in the emerging neurotechnology market.

Cyberkinetics' first product candidate, the BrainGate™ Neural Interface System ("BrainGate™"), has already received an Investigational Device Exemption ("IDE") from the U.S. Food and Drug Administration ("FDA") and is undergoing pilot clinical evaluation. BrainGate™ is intended to provide severely disabled people with a thought driven operating system which will allow control of a range of external devices. Cyberkinetics anticipates an initial market launch in approximately 3-5 years. Its second product, the NeuroPort™ Neural Signal Processor ("NeuroPort™"), is intended to allow for intra-operative and post-operative monitoring of numerous neurological diseases and disorders. Cyberkinetics has submitted two 501(k) applications for NeuroPort™. The NeuroPort™ device may facilitate the development of additional products for the long-term monitoring, diagnosis or treatment of neurological disorders.

Cyberkinetics' Business and Operations

Business Overview. Cyberkinetics is a clinical development stage company with a platform technology that builds on over a decade of scientific effort. Cyberkinetics intends to develop implantable medical devices and software for human use that will be designed to detect and interpret brain activity in real time.

Cyberkinetics plans to develop and commercialize proprietary products that allow for the simultaneous monitoring of a highly dense population of hundreds of neurons. Cyberkinetics intends to develop products that monitor neural activity, detect patterns in that activity and link the neural activity to a specific action and/or therapy. Cyberkinetics intends to establish itself as a leader in the fields of functional restoration (i.e., the ability to communicate with electrical devices to perform those functions that the body is no longer able to perform autonomously or on command) and in monitoring and treating neurological disorders.

Products. Cyberkinetics is developing products that are designed for use in functional restoration, as well as for monitoring, diagnosis and therapy.

  Cyberkinetics' first generation product, the BrainGate™ system, is intended to allow a disabled person to control a computer using thought. This system utilizes a long-term implantable sensor, which incorporates a through-the-skin connector system.

  Cyberkinetics is developing a totally implantable BrainGate™ sensor which will be based on the existing BrainGate™ technology, but will replace the need for a connector that penetrates the skin with a short-range telemetry system that sends signals through the skin.

  Cyberkinetics is also leveraging the BrainGate™ system to develop a short-term (0-30 days) intra-operative and post-operative cortical monitoring product, the NeuroPort™ device. Cyberkinetics believes that this product may represent a novel offering in the existing market for cortical monitors by providing a new dimension of information from a dense population of neural cells.

BrainGate™ System : The BrainGate™ system is based on the pre-clinical finding that neural signals can be interpreted by a computer to provide an alternate "neural pathway," as long as brain function is in-tact and able to generate neural signals. In all primates, the neurons in the motor cortex of the brain normally send their instructions to the spinal cord, which in turn drives muscles. The BrainGate™ system is designed to bypass this natural output path (which is interrupted in paralyzed patients), and decode the activity with external computers. The resulting signal may be used to operate a computer or other devices which can be controlled by computers, such as robotic devices or muscle stimulation systems, which may allow the movement of paralyzed limbs.

The BrainGate™ system includes a brain interface (a chronic passive implantable sensor assembly), signal processing and decoding and an output signal that is designed to be used as a computer control input, much like a computer mouse. The sensor assembly is designed to operate by detecting the activity of neurons in the primary motor area of the cerebral cortex of the brain, where voluntary movement out put is generated. External components are designed to process the brain's activity (signals) into a predication of desired movement. The predicated movement may be represented by cursor motion on a computer screen.

The BrainGate™ system is being designed and developed to allow people who are quadriplegic to recover a host of abilities that normally rely on the hands, through a direct connection to the brain. Key elements of the product strategy include:

  No reliance on muscles.

  Ability to sense patient intentions in order to limit caregiver interaction.

  Fast, reliable control of a personal computer as means to controlling environment and gaining independence.

  Neural output signal modes patterned after a personal computer mouse and keyboard.

It is expected that people using the BrainGate™ system would employ a personal computer as a gateway to a range of self-directed activities. These activities may extend beyond typical computer functions such as communication to include the control of objects in their environment such as televisions and lights, robotics such as wheelchairs, or potentially external or implanted stimulator systems which might provide the individual with the ability to move their own limbs or control the function of their bowel or bladder.

Totally Implantable Sensor: Cyberkinetics is developing a totally implantable sensor and signal transmission system for long-term use in humans. This system is expected to combine elements from the original BrainGate™ system with a novel chip in an implantable case to amplify and digitize neural signals inside the body. The digitized information would then be transmitted using short-range telemetry to the external environment without the need for a through-the-skin connector. This device would also receive power from an external source through short-range telemetry.

Cortical Monitor: Cyberkinetics is developing a short-term (0-30 days) intra-operative and post-operative cortical monitoring product designed for use during a craniotomy. Cyberkinetics estimates that there are more than 200,000 craniotomies performed each year in which neurosurgeons expose the surface of the brain for a variety of reasons. A small percentage of craniotomies are performed solely for the purpose of directly monitoring the brain. Use of the NeuroPort™ device will initially be targeted to this group of patients.

The Cyberkinetics' NeuroPort™ device is designed to leverage the BrainGate™ technology, to provide physicians with neural signals that could be analyzed and evaluated in the context of predicting the onset of episodic neurological disorders. While this product is expected to generate some revenue for Cyberkinetics, its primary value is expected to be as a platform for developing integrated therapies with the neurological signals received.

Cyberkinetics' believes there may be great value in developing a long-term, chronic implant, which could provide the ability to detect and respond to the onset of abnormal activity patterns in the brain. The chronic implant would be a culmination of Cyberkinetics' ability to leverage the NeuroPort™ device for data collection and analysis in a closed loop application.

Market Opportunity. Cyberkinetics' first generation devices are designed to restore functionality for a limited, immobile group of severely motor-impaired patients who suffer from spinal cord injury, severe stroke, muscular dystrophy and Amyotrophic Lateral Sclerosis ("ALS"). Cyberkinetics believes that there are approximately 400,000 individuals in the U.S. with paralyzed limbs, and that over 150,000 of these are partial or complete quadriplegics.

With the development of a totally implantable product, Cyberkinetics could potentially expand its customer base to include those individuals with less severe injuries. A totally implantable product may be able to provide an individual with the ability to control devices that allow breathing, bladder and bowel movements, as well as restore sexual functionality. In addition, it may be possible to connect the BrainGate™ device to machines that control user movement, such as wheelchairs or Functional Electrical Stimulation ("FES") systems for patient-control of their own limbs.

Cyberkinetics estimates that there are more than 50,000 individuals in the U.S. with long-term implants in the head or neck, which are intended to treat Parkinson's disease, epilepsy or hearing deficits.

Cyberkinetics also may target the neuromodulation market by developing products that are designed to treat those patients who do not respond to drug therapy. Currently, these patients may be treated with a range of invasive treatments, including surgical removal of a portion of the brain or an implanted medical device that delivers electrical stimulation to lessen the effects of the disease. Current devices are large, involve repeat surgeries to change batteries, and often require patient intervention. Cyberkinetics believes it may have an early entry into this market with the NeuroPort™ device.

Competition. Cyberkinetics faces many types of potential competitors, including academic labs, large public corporations and small venture-funded companies. Large academic groups working in the area of reading and interpreting neural signals for the purpose of controlling external devices have demonstrated additional proof of concept, but use systems that cannot be easily converted to human use.

One potential competitor, Neural Signals, has implanted several long-term dual electrode sensors in quadriplegic patients and has successfully demonstrated that these patients can achieve neural control. However, their device is custom-made, and Cyberkinetics believes that the Neural Signals system is not practical for large-scale manufacture and is limited based on its dual electrode nature (Cyberkinetics' array uses 100 electrodes). Cyberkinetics' BrainGate™ system also faces competition from non-invasive solutions for assisting quadriplegics that are based on technologies such as voice recognition, EEG monitoring and eye-movement interpretation.

Other competitors offer a wide variety of devices to treat neurological conditions. However, Cyberkinetics believes that its primary competitive advantage lies in the ability to directly monitor cortical cells in a repeatable, reliable manner. Currently, most companies sell devices that provide stimulation features only. Cyberkinetics may pursue opportunities to partner with these companies.

Intellectual Property. Cyberkinetics has developed and is continuing to expand a broad intellectual property portfolio. Early in its history, Cyberkinetics obtained an exclusive license from Emory University for an extremely broad patent covering a system that achieves a brain-machine interface by processing multicellular brain signals. Cyberkinetics has also obtained exclusive licenses from the University of Utah for patents covering Cyberkinetics' electrode array technology and the insertion mechanism used in the surgical placement of the array. In addition to three issued patents, Cyberkinetics has multiple patent applications currently pending with the United States and International patent offices, and a large number of invention disclosures targeted for submittal this year.

Government Regulation. The FDA and comparable regulatory agencies in foreign countries regulate extensively the manufacture and sale of the medical products that Cyberkinetics currently is developing. The FDA has established guidelines and safety standards that are applicable to the nonclinical evaluation and clinical investigation of medical devices and stringent regulations that govern the manufacture and sale of these products. The process of obtaining FDA approval for a new product usually requires a significant amount of time and substantial resources.

Cyberkinetics is investigating the potential to seek and obtain initial approval from the FDA to market the BrainGateTM system under an HDE for a target population of severely motor-impaired individuals rather than obtaining approval from the FDA to market the BrainGateTM system under a PMA. Approval of an HDE by the FDA requires that Cyberkinetics demonstrate that the BrainGateTM system is safe, potentially effective and that its benefits outweigh its associated risks.

Following its development, Cyberkinetics plans to seek approval from the FDA to market the totally implantable version of the BrainGateTM system under a PMA. Approval of a PMA by the FDA requires that Cyberkinetics demonstrate the totally implantable version of the BrainGateTM system is both safe and effective.

Cyberkinetics is investigating the potential to seek and obtain approval from the FDA to market the NeuroPortTM device under a 510(k) approval. Approval of a 510(k) by the FDA requires that Cyberkinetics demonstrate that the NeuroPortTM device has a safety and efficacy profile that is substantially equivalent to other products that are already on the market. Cyberkinetics intends to submit a 510(k) application to the FDA before the end of 2004.

Clinical Trials. Cyberkinetics has received an IDE from the FDA to conduct a pilot clinical trial of the BrainGate™ system. This trial is currently in process and it is designed to demonstrate both the safety and the feasibility of a thought-based interface with a personal computer, which can replace the use of hands on a keyboard and mouse. More specifically, the study is designed to test and support three successive objectives:

  Demonstrate that the BrainGate™ system is able to detect neural signals from the motor cortex during the duration of the study;

  Demonstrate that quadriplegic patients are able to modulate the activity of their motor cortex and that the BrainGate™ system can use those neural signals to give the patient control of a cursor on a computer through imagined movement by the patient; and

  Assess the patient's ability to use the BrainGate™ system to perform tasks similar to those required to operate a personal computer and assistive technologies.

Cyberkinetics intends to evaluate the performance of five patients for a period of 12 months. Following results of the pilot clinical trial, Cyberkinetics intends to conduct additional trials to support FDA clearance of its products.

Early Clinical Observations. The first subject in the pilot trial was implanted with a BrainGate™ system in June 2004, and has participated in approximately 20 clinical sessions in which the system has been connected to the patient and its operation tested. Based on repeat observations with this first patient, Cyberkinetics has observed the following:

  The surgical procedure to implant the BrainGate™ system went as planned and there have been no adverse events observed related to the implanted device to date.

  The BrainGate™ system is capable of detecting, transmitting and analyzing neural signals in a manner that is consistent with pre-clinical studies.

  The first subject in the clinical study, who has a spinal cord injury received approximately three years ago, can immediately modulate the output of his motor cortex in response to commands to imagine movement. For example, when asked to imagine moving his hand toward the left, specific neurons in his motor cortex fire immediately. These same neurons do not fire when the subject is asked to imagine movements in different directions. This tuning of specific neurons to specific movement direction is similar to observations made in preclinical studies.

  Using the BrainGate™ system, Cyberkinetics has been able to provide the first subject with a cursor that he can immediately control by imagining movement. The first subject has been able to use this thought based cursor control to perform a number of tasks included in the pilot trial design. In addition, he has been able to use this cursor control to operate basic computer games and to control the operation of a television set using remote control.
The results observed in the first subject are preliminary. There can be no assurance that these results will continue in the first subject, or that they will be replicated in additional subjects. Significant additional clinical studies must be completed before Cyberkinetics can apply to the FDA for permission to make specific safety and efficacy claims related to the BrainGate™ system.

Employees. At August 31, 2004, Cyberkinetics employed 32 full-time employees. Approximately 23 of its employees are involved in research and clinical development activities. Five of Cyberkinetics' employees hold Ph.D. or M.D. degrees. Cyberkinetics believes that its relationship with its employees is good.

Facilities. Cyberkinetics' headquarters are located in Foxborough, Massachusetts and its engineering and manufacturing facilities are in Salt Lake City, Utah. Cyberkinetics leases approximately 6,169 square feet of space in Foxborough, Massachusetts and 11,230 square feet of space in Salt Lake City, Utah, which is adequate for its purposes for the next 12 months. The Foxborough, Massachusetts lease expires on March 31, 2007. The Salt Lake City, Utah lease expired on August 30, 2004 and Cyberkinetics is occupying the space on a tenant at will basis.

Legal Proceedings. From time to time, Cyberkinetics may be involved in litigation relating to claims arising out of its operations in the normal course of business. Cyberkinetics currently is not a party to any legal proceedings, the adverse outcome of which, in its management's opinion, individually or in the aggregate, would have a material adverse effect on its results of operations or financial position.

The Registrant's Dividend Policy

The Registrant has not paid cash dividends on its stock and does not plan to pay cash dividends on its stock in the foreseeable future.

Risk Factors

The actual results of the combined company may differ materially from those anticipated in these forward-looking statements. The Registrant and Cyberkinetics will operate as a combined company in a market environment that is difficult to predict and that involves significant risks and uncertainties, many of which will be beyond the combined company's control. Additional risks and uncertainties not presently known to us, or that are not currently believed to be important to you, if they materialize, also may adversely affect the combined company.

RISKS RELATED TO CYBERKINETICS

Cyberkinetics is a development stage company with a limited operating history that makes it impossible to reliably predict future growth and operating results.

Cyberkinetics has not demonstrated that it can:

  ensure that its products function as intended in human clinical applications;

  obtain the regulatory approvals necessary to commercialize products that it may develop in the future;

  manufacture, or arrange for third-parties to manufacture, future products in a manner that will enable it to be profitable;

  establish many of the business functions necessary to operate, including sales, marketing, administrative and financial functions, and establish appropriate financial controls;

  make, use, and sell future products without infringing upon third party intellectual property rights; or

  respond effectively to competitive pressures.

Cyberkinetics future success is strongly dependent on development of innovative new products and implantable devices. Its development efforts may not be successful.

Cyberkinetics is currently devoting its major research and development and regulatory efforts, and significant financial resources, to the development of the BrainGateTM system. The development of this device and others presents enormous challenges in a variety of areas; many or all of which Cyberkinetics may have difficulty in overcoming. Cyberkinetics cannot be sure that it will be successful in its development efforts, and in the event that Cyberkinetics is unable to commercialize the BrainGateTM system, its business and financial condition would be adversely affected.

Cyberkinetics is dependent upon the success of neurotechnology. Cyberkinetics' inability to continue to develop innovative neurotechnology products, or the failure of the neurotechnology market to develop as it anticipates, would adversely affect its business.

Over the last 10 years a number of products based on long-term implantable devices in the brain and nervous system have been developed and this market is referred to as neurotechnology. The neurotechnology market is subject to rapid technological change and product innovation. Cyberkinetics' competitors may succeed in developing or marketing superior products, using neurotechnology or other technologies. If Cyberkinetics is unable to compete successfully in the development of new neurotechnology products, or if new and effective therapies not based on neurotechnology are developed, its products could be rendered obsolete or non-competitive. This would materially adversely affect Cyberkinetics' business.

Failure to develop products would have an adverse effect on Cyberkinetics' business prospects.

Cyberkinetics' future business and financial success will depend on its ability to continue to introduce new products and upgrade products into the marketplace. Developing new products and upgrades to existing and future products imposes burdens on its research and development department and its management. This process is costly, and Cyberkinetics cannot assure you that it will be able to successfully develop new products or enhance any future products. In addition, as Cyberkinetics develops the market for neurotechnology devices, future competitors may develop desirable product features earlier than Cyberkinetics. Such development could make its competitors' products less expensive or more effective than Cyberkinetics' products and could render its proposed products obsolete or unmarketable. If Cyberkinetics' product development efforts are unsuccessful, it will have incurred significant costs without recognizing the expected benefits and business prospects will suffer.

Testing of Cyberkinetics' new products will involve uncertainties and risks, which could delay or prevent new product introductions, require Cyberkinetics to incur substantial additional costs or result in the failure to bring its products to market.

Development and testing of any medical device is often extensive, expensive and time consuming. Some of the tests for Cyberkinetics' products may require months or years to perform, and it may be necessary to begin these tests again if Cyberkinetics modifies its products to correct a problem identified in testing. Even modest changes to certain components of its products can take months or years to complete and test. If results of pre-clinical or clinical testing of its products under development indicate that design changes are required, such changes could cause delays that would adversely affect its results of operations. A number of companies in the medical industry have suffered delays, cost overruns and project terminations despite achieving promising results in pre-clinical testing or early clinical testing. In the event that Cyberkinetics suffers setbacks in the pre-clinical or clinical testing of its products, its products may be delayed, require further funding, and may never be brought to market.

Patient complications that may occur in clinical testing conducted by Cyberkinetics (or in clinical testing conducted by other companies) and the resulting publicity surrounding these complications may result in greater governmental regulation of future product candidates and potential regulatory delays relating to testing or approval.

Even with the requisite approval, the commercial success of Cyberkinetics' proposed products will depend in part on public acceptance. Public attitudes may be influenced by claims that Cyberkinetics' proposed products are unsafe, and such products may not gain the acceptance of the public or the medical community. Negative public reaction could result in greater governmental regulation, stricter clinical trial oversight or commercial product labeling requirements of neurotechnology products and could negatively affect demand for any products that Cyberkinetics may develop.

If Cyberkinetics fails to obtain approval from the FDA and from foreign regulatory authorities, it will not be allowed to market or sell the BrainGateTM system, the NeuroPortTM device, or other products in the United States or other countries.

If Cyberkinetics cannot demonstrate through clinical testing on humans or other means that the BrainGateTM system or other new products under development and testing are safe and effective, it will not be able to obtain regulatory approvals in the U.S. or other countries for the commercial sale of these products. Cyberkinetics' clinical testing of the BrainGateTM system is in its early stages. Delays, budget overruns, and project terminations are not uncommon even after promising pre-clinical and clinical trials of medical products. Cyberkinetics intends to conduct clinical testing for the BrainGateTM system in patients with a variety of complications, and these patients may die or suffer other adverse medical results for reasons which may or may not be related to the product being tested. Those outcomes could seriously delay the completion of clinical testing, as could the unavailability of suitable patients for clinical trials, both of which are outside Cyberkinetics' control. Cyberkinetics cannot assure that the rate of patient enrollment in its clinical trials will be consistent with its expectations or be sufficient to allow it to complete its clinical trials for the BrainGateTM system or its other products under development in a timely manner, if at all. Delays could defer the marketing and commercial sale of Cyberkinetics products, require further funding, and possibly result in failure to bring the products to market.

Cyberkinetics is investigating the potential to seek and obtain initial approval from the FDA to market the BrainGateTM system under a humanitarian device exemption ("HDE") rather than through a pre-market approval application ("PMA"). Approval of an HDE by the FDA requires that Cyberkinetics demonstrate that the BrainGateTM system is safe, potentially effective and that its benefits outweigh its associated risks. The FDA has not yet designated the BrainGateTM system as appropriate for an HDE. Cyberkinetics cannot assure that the FDA or any other regulatory authority will act quickly or favorably on its requests for this product to be approved under an HDE. The FDA or any other regulatory authority may require Cyberkinetics to provide additional data that it does not currently anticipate in order to obtain product approvals. If Cyberkinetics is successful in obtaining FDA approval for the BrainGateTM system based on a phased approach that begins with an HDE, the initial approval is likely to include conditions or limitations to particular indications that would limit the available market for these products.

Cyberkinetics is investigating the potential to seek and obtain approval from the FDA to market the NeuroPortTM device under a 510(k) approval. Approval of a 510(k) by the FDA requires that Cyberkinetics demonstrate that NeuroPortTM device has a safety and efficacy profile that is substantially equivalent to other products that are already on the market. Cyberkinetics has not yet submitted a 510(k) application to the FDA, and it cannot assure that the FDA or any other regulatory authority will act quickly or favorably on such a request for the product to be approved under a 510(k). The FDA or any other regulatory authority may require Cyberkinetics to provide additional data that it does not currently anticipate in order to obtain product approvals.

If Cyberkinetics is not able to obtain regulatory approvals for use of the BrainGateTM system, the NeuroPortTM device or its other products under development, or if the patient populations for which they are approved are not sufficiently broad, the commercial success of these products could be limited.

Cyberkinetics may market the BrainGateTM system and its other new products in international markets, including the European Union and Japan. Cyberkinetics must obtain separate regulatory approvals in order to market its products in other jurisdictions. The approval process may differ among those jurisdictions and approval in the U.S. or in any other jurisdiction does not ensure approval in other jurisdictions. Obtaining foreign approvals could result in significant delays, difficulties and costs for Cyberkinetics, and require additional trials and additional expense.

Failure to obtain necessary government approvals for new products or for new applications for existing products would mean Cyberkinetics could not sell those new products, or sell any existing products for those new applications.

Cyberkinetics' proposed products are medical devices, which are subject to extensive government regulation in the U.S. and in foreign countries where it does business. Unless an exemption applies, each medical device that it wishes to market in the U.S. must first receive either a PMA or a 510(k) clearance from the FDA with respect to each application for which we intend to market it. Either process can be lengthy and expensive. According to the FDA, the average 510(k) review period was 96 days in 2003, but reviews may take longer and approvals may be revoked if safety or effectiveness problems develop. The PMA process is much more costly, lengthy and uncertain. According to the FDA, the average PMA submission-to-decision period was 359 days in 2003; however, reviews may take much longer and completing a PMA application can require numerous clinical trials and require the filing of amendments over time. The result of these lengthy approval processes is that a new product, or a new application for an existing product, often cannot be brought to market for a number of years after being developed. If Cyberkinetics fails to obtain or maintain necessary government approvals of its new products or new applications for any existing products on a timely and cost-effective basis, it will be unable to market the affected products for its intended applications.

If Cyberkinetics obtains regulatory approval of its new products, the products will be subject to continuing review and extensive regulatory requirements, which could affect the manufacturing and marketing of Cyberkinetics products.

The FDA continues to review products even after they have received initial approval. If the FDA approves the BrainGateTM system, the NeuroPortTM device or Cyberkinetics' other products under development, the manufacture and marketing of these products will be subject to continuing regulation, including compliance with quality systems regulations ("QSR"), adverse event reporting requirements and prohibitions on promoting a product for unapproved uses.

Cyberkinetics will also be required to obtain additional approvals in the event it significantly modifies the design of an approved product or the product's labeling or manufacturing process. Modifications of this type are common with new products, and Cyberkinetics anticipates that the first generation of each of its products will undergo a number of changes, refinements and improvements over time. For example, the current configuration of the BrainGateTM system utilizes a through-the-skin connector, and Cyberkinetics anticipates that it will need to obtain regulatory approval for a fully implantable device that does not utilize a through-the-skin connector. If Cyberkinetics is not able to obtain regulatory approval of modifications to its current and future products, the commercial success of these products could be limited.

Cyberkinetics and its third-party suppliers of product components are also subject to inspection and market surveillance by the FDA. Enforcement actions resulting from failure to comply with government requirements could result in fines, suspensions of approvals, recalls of products, operating restrictions and criminal prosecutions, and could affect the manufacture and marketing of Cyberkinetics' products. The FDA could withdraw a previously approved product from the market upon receipt of newly discovered information, including a failure to comply with regulatory requirements, the occurrence of unanticipated problems with products following approval, or other reasons, which could adversely affect its operating results.

The markets for Cyberkinetics' products that are currently under development are unproven.

Even if Cyberkinetics' products are successfully developed and approved by the FDA and corresponding foreign regulatory authorities, they may not enjoy commercial acceptance or success, which would adversely affect Cyberkinetics' business and results of operations. Several factors could limit Cyberkinetics' success, including:

  the need to create a market for its new products, the BrainGateTM system and the NeuroPortTM device, and possible limited market acceptance among physicians, medical centers, patients and third party payers;

  the need for surgeons to develop or be trained in new surgical techniques to use its product effectively;

  limitations on the number of patients who may have access to physicians and medical centers with adequate training, equipment and personnel to make use of its products;

  the timing and amount of reimbursement for these products, if any, by third party payers;

  the introduction by other companies of new treatments, products and technologies which compete with our products, and may reduce their market acceptance, or make them obsolete; and

  the reluctance, due to ethical considerations, of physicians, patients and society as a whole to accept new medical devices that are implanted in the brain.

The commercial success of the BrainGateTM system, the NeuroPortTM device and other neurotechnology products will require acceptance by neurosurgeons, neurologists and physical rehabilitation specialists, a limited number of whom significantly influence medical device selection and purchasing decisions. Cyberkinetics may achieve its business objectives only if its products are accepted and recommended by leading physicians, which is likely to be based on a determination by these physicians that its products are safe, cost-effective and represent acceptable methods of treatment. Cyberkinetics has developed relationships and has made arrangements to work with only a few neurosurgeons and it cannot assure that these existing relationships and arrangements can be maintained or that new relationships will be established in support of its products. If neurosurgeons, neurologists and physical rehabilitation specialists do not consider Cyberkinetics' products to be adequate for the treatment of its target patient population or if a sufficient number of neurosurgeons, neurologists and physical rehabilitation specialists recommend and use competing products, it would seriously harm Cyberkinetics' business.

Cyberkinetics may not be able to expand market acceptance of the use of neurotechnology products.

Market acceptance of Cyberkinetics' proposed products will depend on its ability to convince the medical community of their clinical efficacy and safety. Many physicians are still unfamiliar with neurotechnology and the products that have been developed using neurotechnology. Existing drugs and medical devices may be more attractive to patients or their physicians than our proposed products in terms of efficacy, cost or reimbursement availability. Cyberkinetics cannot assure you that its proposed products will achieve expanded market acceptance. Failure of Cyberkinetics' proposed products to gain additional market acceptance would severely harm its business, financial condition and results of operations.

If future clinical studies or other articles are published, or physician associations or other organizations announce positions that are unfavorable to its proposed products, Cyberkinetics' sales efforts and revenues may be negatively affected.

Future clinical studies or other articles regarding Cyberkinetics' proposed products or any competing products may be published that either support a claim, or are perceived to support a claim, that a competitor's product is more accurate or effective than Cyberkinetics' products or that its products are not as effective as it claims or previous clinical studies have concluded. Additionally, physician associations or other organizations that may be viewed as authoritative could endorse products or methods that compete with Cyberkinetics' proposed products or otherwise announce positions that are unfavorable to our proposed products. Any of these events may negatively affect Cyberkinetics' sales efforts and result in decreased revenues.

If patients choose less invasive or less expensive alternatives to Cyberkinetics' proposed products, sales could be negatively impacted.

Cyberkinetics intends to sell medical devices for invasive surgical procedures. Patient acceptance of Cyberkinetics' proposed products will depend on a number of factors, including device and associated procedure costs, the failure of less invasive therapies to help the patient, the degree of invasiveness involved in the procedures used to implant its products, the rate and severity of complications from the procedures used to implant its products and any adverse side effects caused by the implanting of its proposed products. If patients choose to use existing less invasive or less expensive alternatives to Cyberkinetics' proposed products, or if effective new alternatives are developed, its business would be materially adversely affected.

Cyberkinetics will depend on third party reimbursement to its customers for market acceptance of its products. If third party payers fail to provide appropriate levels of reimbursement for purchase and use of Cyberkinetics products, its profitability would be adversely affected.

Sales of medical products largely depend on the reimbursement of patients' medical expenses by government health care programs and private health insurers. The cost of the BrainGateTM system, as well as the cost of implanting the BrainGateTM system into a patient will be substantial. Without the financial support of the government or third party insurers, the market for Cyberkinetics' products will be limited. Medical products and devices incorporating new technologies are closely examined by government and private insurers to determine whether the products and devices will be covered by reimbursement, and if so, the level of reimbursement which may apply. Cyberkinetics cannot be sure that third party payers will reimburse the sales of its products now under development, or enable Cyberkinetics to sell them at profitable prices.

The federal government and private insurers have considered ways to change, and have changed, the manner in which health care services are provided and paid for in the U.S. In the future, it is possible that the government may institute price controls and further limits on Medicare and Medicaid spending. These controls and limits could affect the payments that Cyberkinetics collects from sales of its products. Internationally, medical reimbursement systems vary significantly, with some medical centers having fixed budgets, regardless of levels of patient treatment, and other countries requiring application for, and approval of, government or third party reimbursement. Even if Cyberkinetics succeeds in bringing its new products to market, uncertainties regarding future health care policy, legislation and regulation, as well as private market practices, could affect Cyberkinetics' ability to sell its products in commercially acceptable quantities at profitable prices.

Prior to approving coverage for new medical devices, most third party payers require evidence that the product has received FDA approval, is not experimental, and is medically necessary for the specific patient. Increasingly, third party payers require evidence that the devices being used are cost-effective. Cyberkinetics' products may not meet these or future criteria, which could hurt its ability to market and sell these products.

Because certain competitors have significantly greater resources and new competitors may enter the neurotechnology market, it may be difficult for Cyberkinetics to compete.

The medical device market is highly competitive, is subject to rapid change and is significantly affected by new product introductions and other market activities of industry participants. Certain competitors of Cyberkinetics have significantly greater product development capabilities and financial, scientific, marketing and human resources than does Cyberkinetics. Additionally, other companies may succeed in developing products earlier than Cyberkinetics, in obtaining authorizations from the FDA for such products earlier than Cyberkinetics, or in developing products that are more effective than those proposed by Cyberkinetics. There can be no assurance that research and development by others will not render Cyberkinetics' technology or proposed products obsolete, or result in treatments or cures superior to those being developed by Cyberkinetics. It is expected that competition in this field will intensify.

Cyberkinetics has incurred significant operating losses since inception.

Since its inception in 2001, Cyberkinetics has incurred losses every quarter. The extent of Cyberkinetics' future operating losses and the timing of profitability are highly uncertain, and it may never achieve or sustain profitability. Cyberkinetics has incurred significant net losses since inception, including net losses of approximately $592,000 in 2002, $3,520,000 in 2003 and $2,634,000 for the six months ended June 30, 2004. At June 30, 2004, Cyberkinetics had an accumulated deficit of approximately $8,007,000. Cyberkinetics anticipates that it will continue to incur operating loses for the foreseeable future and it is possible that Cyberkinetics will never generate substantial revenues from product sales.

Cyberkinetics' future capital needs are uncertain. The Registrant will need to raise additional funds in the future and these funds may not be available on acceptable terms or at all.

The Registrant believes that Cyberkinetics' current cash, cash equivalents and proceeds expected to be raised in a private offering will be sufficient to meet projected operating requirements for at least the next 12 months. However, the Registrant may seek additional funds from public and private stock offerings, borrowings under credit lines or other sources. Cyberkinetics' capital requirements will depend on many factors, including:

  the revenues generated by sales of products that it develops;

  the costs required to develop new products;

  the costs of conducting clinical trials and obtaining and maintaining FDA approval or clearance of its products;

  the costs associated with expanding its sales and marketing efforts;

  the expenses it incurs in manufacturing and selling its products;

  the costs associated with any expansion;

  the costs associated with capital expenditures; and

  the number and timing of any acquisitions or other strategic transactions.

As a result of these factors, the Registrant will need to raise additional funds, and these funds may not be available on favorable terms, or at all. Furthermore, if the Registrant issues equity or debt securities to raise additional funds, its existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of its existing stockholders. In addition, if the Registrant raises additional funds through collaboration, licensing or other similar arrangements involving Cyberkinetics, it may be necessary to relinquish valuable rights to Cyberkinetics' potential products or proprietary technologies, or grant licenses on terms that are not favorable to Cyberkinetics. If the Registrant cannot raise funds on acceptable terms, it may not be able to develop or enhance Cyberkinetics' products, execute its business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

Organizations that provide grants for neurotechnology research and development activities may no longer be able to or may no longer decide to provide money in the form of grants or they may not be approached by Cyberkinetics or Cyberkinetics' customers for funding. This may adversely affect research and development activities.

Cyberkinetics and Cyberkinetics' customers have raised money by obtaining grants from the federal government and other organizations to fund research and product development activities using Cyberkinetics' neurotechnology. The receipt of past grants is not a predictor that Cyberkinetics or Cyberkinetics' customers will choose to or will be able to apply for and receive additional grants in the future. It may be the case that Cyberkinetics no longer receives any income from organizations that provide grants, which may adversely affect its ability to fund ongoing research and product development activities. It may also be the case that Cyberkinetics' customers no longer receive any income from organizations that provide grants, which may adversely affect their ability to fund the purchase of Cyberkinetics' neurotechnology equipment and will not be able to perform research and development activities. This may adversely affect Cyberkinetics' sales.

In the past Cyberkinetics has received additional funding through research grants, such as Small Business Innovation Research ("SBIR") grants. There is no assurance that Cyberkinetics will continue to receive or qualify for research grants in the future.

In the past, Cyberkinetics has received SBIR grants to fund a portion of its research expenditures. In the future, Cyberkinetics plans to apply for additional research grants, but no assurance can be given that any such research grant application will be approved. If Cyberkinetics' grant applications are not approved, or if it receives less grant income than it has in the past, it may harm Cyberkinetics' ability to bring its proposed products to the marketplace.

Cyberkinetics' success will depend on its ability to attract and retain key personnel and scientific staff.

Cyberkinetics believes future success will depend on its ability to manage its growth successfully, including attracting and retaining scientists, engineers and other highly skilled personnel. Cyberkinetics' key employees are subject to confidentiality, trade secret and non-competition agreements, but may terminate their employment with Cyberkinetics at any time. Hiring qualified management and technical personnel is difficult due to the limited number of qualified professionals. Competition for these types of employees is intense in the medical field. If Cyberkinetics fails to attract and retain personnel, particularly management and technical personnel, it may not be able to continue to succeed in the neurotechnology market.

If Cyberkinetics does not effectively manage its growth, its business resources may become strained and its results of operations may be adversely affected.

Cyberkinetics expects to increase its total headcount subsequent to the Merger. This growth may provide challenges to the Cyberkinetics' organization and may strain its management and operations. Cyberkinetics may misjudge the amount of time or resources that will be required to effectively manage any anticipated or unanticipated growth in its business or it may not be able to attract, hire and retain sufficient personnel to meet its needs. If Cyberkinetics cannot scale its business appropriately, maintain control over expenses or otherwise adapt to anticipated and unanticipated growth, its business resources may become strained, it may not be able to deliver proposed products in a timely manner and its results of operations may be adversely affected.

Cyberkinetics is subject to potential product liability and other claims and it may not have the insurance or other resources to cover the costs of any successful claim.

Defects in Cyberkinetics' products could subject it to potential product liability claims that its products are ineffective or caused some harm to the human body. Cyberkinetics' product liability insurance may not be adequate to cover future claims. Product liability insurance is expensive and, in the future, may not be available on terms that are acceptable to Cyberkinetics, if it is available to it at all. Plaintiffs may also advance other legal theories supporting their claims that Cyberkinetics' products or actions resulted in some harm. A successful claim brought against Cyberkinetics in excess of its insurance coverage could significantly harm its business and financial condition.

If Cyberkinetics fails to protect its intellectual property rights, its competitors may take advantage of Cyberkinetics' ideas and compete directly against it.

Cyberkinetics relies in part on patents, trade secrets and proprietary technology to remain competitive. It may not be able to obtain or maintain adequate U.S. patent protection for new products or ideas, or prevent the unauthorized disclosure of its technical knowledge or other trade secrets by its employees. Additionally, the laws of foreign countries may not protect its intellectual property rights to the same extent as the laws of the U.S. Even if its intellectual property rights are adequately protected, litigation may be necessary to enforce them, which could result in substantial costs to Cyberkinetics and substantial diversion of the attention of its management and key technical employees. If Cyberkinetics is unable to adequately protect its intellectual property, its competitors could use Cyberkinetics' intellectual property to develop new products or enhance their existing products. This could harm Cyberkinetics' competitive position, decrease its market share or otherwise harm its business.

Other parties may sue Cyberkinetics and/or the Registrant for infringing their intellectual property rights, or Cyberkinetics and/or the Registrant may have to sue them to protect Cyberkinetics' intellectual property rights.

There has been a substantial amount of litigation in the medical technology industry regarding patents and intellectual property rights. The neurotechnology market is characterized by extensive patent and other intellectual property rights, which can create greater potential in comparison to less-developed markets for possible allegations of infringement, particularly with respect to newly-developed technology. Each of Cyberkinetics and the Registrant may be forced to defend itself against allegations that it is infringing the intellectual property rights of others. In addition, each of Cyberkinetics or the Registrant may find it necessary, if threatened, to initiate a lawsuit seeking a declaration from a court that Cyberkinetics is not infringing the intellectual property rights of others or that these rights are invalid or unenforceable, or to protect its own intellectual property rights. Intellectual property litigation is expensive and complex and its outcome is difficult to predict. If Cyberkinetics or the Registrant does not prevail in any litigation, in addition to any damages it might have to pay, it would be required to stop the infringing activity, obtain a license, or concede intellectual property rights. Any required license may not be available on acceptable terms, if at all. In addition, some licenses may be nonexclusive, and, therefore, Cyberkinetics' competitors may have access to the same technology licensed to it. If Cyberkinetics fails to obtain a required license or is unable to design around a patent, it may be unable to sell some of its products.

If Cyberkinetics breaches any of the agreements under which it licenses commercialization rights to technology from others, it could lose license rights that are critical to its business.

Cyberkinetics licenses rights to technology that are critical to its business and it expects to enter into additional licenses in the future. Cyberkinetics is dependent upon such license rights to develop its proposed products. If Cyberkinetics breaches any agreement covering such rights and as a result loses license rights, Cyberkinetics would be unable to successfully develop its proposed products.

RISKS RELATED TO CAPITAL STRUCTURE

The Registrant may experience fluctuation of quarterly operating results.

The Registrant's quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of its control. These factors include: the success of Cyberkinetics' research and development efforts; the ability of Cyberkinetics to attract and retain personnel with the necessary strategic, technical and creative skills required for effective operations; the amount and timing of expenditures Cyberkinetics' customers; the amount and timing of capital expenditures and other costs relating to the expansion of Cyberkinetics' operations; government regulation and legal developments regarding the use of Cyberkinetics' products; and general economic conditions. As a strategic response to changes in the competitive environment, the Registrant may from time to time make certain pricing, service, technology or marketing decisions that could have a material adverse effect on its quarterly results. Due to all of these factors, the Registrant's operating results may fall below the expectations of securities analysts, stockholders and investors in any future quarter.

The Registrant's stock price is volatile and could decline in the future.

The price of the Registrant's common stock may fluctuate in the future. The stock market, in general, and the market price for shares of life science companies in particular, have experienced extreme stock price fluctuations. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies in the life science and related industries have experienced dramatic volatility in the market prices of their common stock. The Registrant believes that a number of factors, both within and outside of its control, could cause the price of its common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of the Registrant's common stock:

  the results of preclinical studies and clinical trials by Cyberkinetics, its collaborators or its competitors;

  concern as to, or other evidence of, the safety or efficacy of Cyberkinetics' proposed products or its competitors' products;

  announcements of technological innovations or new products by Cyberkinetics or its competitors;

  U.S. and foreign governmental regulatory actions;

  actual or anticipated changes in drug reimbursement policies;

  developments with Cyberkinetics' collaborators, if any;

  developments concerning patent or other proprietary rights of Cyberkinetics or its competitors (including litigation);

  the Registrant's ability to obtain additional financing and, if available, the terms and conditions of the financing;

  the Registrant's financial position and results of operations;

  status of litigation;

  period-to-period fluctuations in the Registrant's operating results;

  changes in estimates of the combined company's performance by any securities analysts;

  new regulatory requirements and changes in the existing regulatory environment;

  market conditions for life science stocks in general; and

  market conditions of securities traded on the OTC Bulletin Board.

There is no assurance of an established public trading market.

Although the Registrant's common stock trades on the OTC Bulletin Board, a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for the Registrant's common stock will be influenced by a number of factors, including:

  the issuance of new equity securities pursuant to the Merger, or a future offering;

  changes in interest rates;

  competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

  variations in quarterly operating results;

  change in financial estimates by securities analysts;

  the depth and liquidity of the market for the Registrant's common stock;

  investor perceptions of the Registrant and the medical device industry generally; and

  general economic and other national conditions.

The limited prior public market and trading market may cause volatility in the market price of the Registrant's common stock.

The Registrant's common stock is currently traded on a limited basis on the OTC Bulletin Board under the symbol "TGRV." The Registrant is in the process of obtaining a new trading symbol to reflect the recent corporate name change. The quotation of the Registrant's common stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like the Registrant. The Registrant's common stock is thus subject to volatility. In the absence of an active trading market:

  investors may have difficulty buying and selling or obtaining market quotations;

  market visibility for the Registrant's common stock may be limited; and

  a lack of visibility for the Registrant's common stock may have a depressive effect on the market for its common stock.

The Registrant's common stock is considered a "penny stock."

The Registrant's common stock is considered to be a "penny stock" since it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange; (iii) it is NOT quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Broker-dealer requirements may affect trading and liquidity.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in the Registrant's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of the Registrant's common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares eligible for future sale may adversely affect the market price of the Registrant's common stock.

From time to time, certain stockholders of the Registrant may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of the Registrant that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of the Registrant's securities.

Following the Merger, the former principal stockholders of Cyberkinetics have significant influence over the Registrant.

Oxford Bioscience Partners and Global Life Science Ventures and their respective affiliates beneficially own, in the aggregate, over 50% of the Registrant's outstanding voting stock following the Merger. As a result, these former principal stockholders of Cyberkinetics possess significant influence over the Registrant, giving them the ability, among other things, to elect a majority of the Registrant's Board of Directors and to approve significant corporate transactions. Such stock ownership and control may also have the effect of delaying or preventing a future change in control of the Registrant, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Registrant.

Certain provisions of the Registrant's Certificate of Incorporation and Delaware law and may make it more difficult for a third party to effect a change- in-control.

The Registrant's Certificate of Incorporation authorizes the Board of Directors to issue up to 50,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of the Registrant's common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict the Registrant's ability to merge with, or sell assets to, a third party. The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control.

In addition, the Registrant is also subject to Section 203 of the Delaware General Corporation Law that, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder. The preceding provisions of the Registrant's Certificate of Incorporation, as well as Section 203 of the Delaware General Corporation Law, could discourage potential acquisition proposals, delay or prevent a change-in-control and prevent changes in the Registrant's management, even if such things would be in the best interests of the Registrant's stockholders.

The Registrant does not foresee paying cash dividends in the foreseeable future.

The Registrant has not paid cash dividends on its stock and does not plan to pay cash dividends on its stock in the foreseeable future.

Special Note Regarding Forward-Looking Statements

Some of the statements under "Risk Factors" and elsewhere in this Current Report on Form 8-K constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

Although the Registrant believe that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither the Registrant nor any other person assumes responsibility for the accuracy and completeness of such statements. The Registrant is under no duty to update any of the forward-looking statements after the date of this report.

ITEM 4.01    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On October 6, 2004, following approval from its Board of Directors, the Registrant terminated Morgan and Company ("Morgan") as its independent auditor. Morgan audited the Registrant's financial statements for the fiscal years ended April 30, 2004, 2003 and 2002.1

Morgan's reports on the Registrant's financial statements for the fiscal years ended April 30, 2004, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion and were not qualified as audit scope or accounting principles. The reports of Morgan for the fiscal years ended April 30, 2004, 2003 and 2002 were qualified reports in that adverse financial conditions identified by the accountants raised substantial doubt about the Registrant's ability to continue as a going-concern. During the two most recent fiscal years ended April 30, 2004 and 2003, and in the subsequent interim periods through the date of this Report, (i) there were no disagreements between the Registrant and Morgan on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Morgan, would have caused Morgan to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no "reportable events," as defined in Item 304(a)(1)(iv) of Regulation S-B of the Securities Exchange Act of 1934, as amended (the "Act"). The decision to replace Morgan was not the result of any disagreement between Morgan and the Registrant on any matter of accounting principle or practice, financial statement disclosure or audit procedure. The Board of Directors deemed it in the best interests of the Registrant to change independent auditors following the Closing of the Merger.

The Registrant furnished Morgan with a copy of this Report on Form 8-K prior to filing with the Securities and Exchange Commission (the "SEC"). The Registrant also requested that Morgan furnish a letter addressed to the SEC stating whether it agrees with the statements made in this Report. A copy of Morgan's letter to the SEC is filed with this Report as Exhibit 16.1.

__________________________
1 The Registrant was incorporated in February 2002.

(b) On October 6, 2004, the Registrant's Board of Directors approved the appointment of Ernst & Young, LLP, as its new registered public accounting firm.

ITEM 5.01     CHANGE IN CONTROL OF REGISTRANT.

In connection with the Merger, Cyberkinetics' stockholders became stockholders of the Registrant. At the Closing, Registrant issued 12,589,481 shares of its common stock, along with 2,963,950 options and 101,619 warrants to Cyberkinetics' stockholders. In addition, 1,500,000 shares of the Registrant's common stock held by Robert Gorden Smith and Richard Harris were cancelled and the Registrant distributed certain assets held prior to the Merger to them (the "Cancellation"). Messrs. Smith and Harris also received cash remuneration from unaffiliated third parties for their agreement to cancel such shares. The transaction contemplated by the Agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

The stockholders of Cyberkinetics (39 stockholders owning 12,589,481 shares), as of the Closing and after giving effect to the Cancellation, now own approximately 92.3% of the Registrant's common stock outstanding as of October 6, 2004 (excluding any additional shares issuable upon outstanding options and warrants convertible into common stock).

For accounting purposes, this transaction was being accounted for as a reverse merger, since the stockholders of Cyberkinetics now own a majority of the issued and outstanding shares of common stock of the Registrant, and the directors and executive officers of Cyberkinetics became the directors and executive officers of the Registrant. Upon consummation of the Merger, the members of the Board of Directors of the Registrant consisted of Timothy R. Surgenor, John P. Donoghue, PhD., Mark R. Carthy, George N. Hatsopoulos PhD. and Philip Morgan; Messrs. Smith and Harris resigned as the officers and directors of the Registrant. No agreements exist among present or former controlling stockholders of the Registrant or present or former members of Cyberkinetics with respect to the election of the members of the Registrant's Board of Directors, and to the Registrant's knowledge, no other agreements exist which might result in a change of control of the Registrant.

Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of the Registrant's common stock after giving effect to the Merger by each person or entity known by it to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of the Registrant's directors and executive officers, and all of its directors and executive officers as a group.

		Amount And Nature	Percent Of
Title Of Class	Name and Address Of Beneficial Owner	of Beneficial Owner	Class

Common Stock	Timothy R. Surgenor (1)	393,750	2.81%
	President, CEO and Director
	100 Foxborough Blvd., Suite 240
	Foxborough, MA 02035

Common Stock	John P. Donoghue, Ph.D. (2)	532,315	3.84%
	Founder, CSO and Director
	100 Foxborough Blvd., Suite 240
	Foxborough, MA 02035

Common Stock	J. Christopher Flaherty (3)	66,250	*
	EVP, Technology and Intellectual Property
	100 Foxborough Blvd., Suite 240
	Foxborough, MA 02035

		Amount And Nature	Percent Of
Title Of Class	Name and Address Of Beneficial Owner	of Beneficial Owner	Class

Common Stock	Burke T. Barrett (4)	37,500	*
	VP, Clinical Operations
	100 Foxborough Blvd., Suite 240
	Foxborough, MA 02035

Common Stock	Jon P. Joseph, Ph.D. (5)	25,000	*
	VP, R&D and Applications Development
	100 Foxborough Blvd., Suite 240
	Foxborough, MA 02035

Common Stock	Nandini Murthy (6)	37,500	*
	VP, Regulatory Affairs and Quality Systems
	100 Foxborough Blvd., Suite 240
	Foxborough, MA 02035

Common Stock	Kimi Iguchi	-	*
	VP, Finance
	100 Foxborough Blvd., Suite 240
	Foxborough, MA 02035

Common Stock	Nicholas G. Hatsopoulos, Ph.D. (7)	392,005	2.86%
	Founder and Director
	1027 East 57th St.
	Chicago, IL 60637

Common Stock	Mark P. Carthy (8)	6,888,889	50.51%
	Director
	222 Berkeley St., Suite 1650
	Boston, MA 02116

Common Stock	Philip W. Morgan (9)	2,000,000	14.66%
	Director
	P.O. Box 431
	Alexander House
	13-15 Victoria Rd.
	St. Peter Port
	Guernsey, GY1 1ZD

Common Stock	George N. Hatsopoulos, Ph.D. (10)	1,222,222	8.96%
	Director
	233 Tower Road
	Lincoln, MA 01773

Common Stock	All directors and executive officers as a	11,595,431	84.85%
	group (11 persons) (11)

	Five Percent Stockholders:

Common Stock	Oxford Bioscience Partners and affiliated	6,888,889	47.50
	entities (8)
	222 Berkeley St., Suite 1650
	Boston, MA 02116

Common Stock	Global Life Science Ventures and affiliated	2,000,000	13.79
	entitles (9)
	PO Box 431
	Alexander House
	13-15 Victoria Rd.
	St. Peter Port
	Guernsey, GY1 1ZD

		Amount And Nature	Percent Of
Title Of Class	Name and Address Of Beneficial Owner	of Beneficial Owner	Class

Common Stock	GDH Partners, L.P. (10)	1,222,222	8.43%
	233 Tower Road
	Lincoln, MA 01773

*Indicates less than 1.0%

(1)	Includes options to purchase 393,750 shares of common stock exercisable within 60 days of the closing date of the Merger.

(2)	Includes options to purchase 229,600 shares of common stock exercisable within 60 days of the closing date of the Merger.

(3)	Includes options to purchase 66,250 shares of common stock exercisable within 60 days of the closing of the Merger.

(4)	Includes options to purchase 37,500 shares of common stock exercisable within 60 days of the closing of the Merger.

(5)	Includes options to purchase 25,000 shares of common stock exercisable within 60 days of the closing of the Merger.

(6)	Includes options to purchase 37,500 shares of common stock exercisable within 60 days of the closing of the Merger.

(7)	Includes options to purchase 89,290 shares of common stock exercisable within 60 days of the closing of the Merger.

(8)	Includes 6,820,458 shares held by Oxford Bioscience Partners IV, L.P. and 68,431 shares held by MRNA Fund II, L.P. Mr. Carthy, a Director of Cyberkinetics since 2002, is a general partner of OBP Management IV L.P. Mr. Carthy may be deemed to share voting and investment powers for the shares held by the foregoing funds. Mr. Carthy disclaims beneficial ownership of the shares held by funds affiliated with Oxford Bioscience Partners, except to the extent of his proportionate pecuniary interest therein.

(9)	Includes 1,125,000 shares held by The Global Life Science Ventures Funds II GmbH & Co., KG and 875,000 shares held by The Global Life Science Ventures Fund II, L.P. Mr. Morgan, a Director of Cyberkinetics since 2003, is a partner of the Global Life Science Ventures II. Mr. Morgan disclaims beneficial ownership of all shares issued or issuable to the foregoing entities, except to the extent of his proportionate pecuniary interest, but exercises shared voting and investment power with respect to some of these shares.

(10)	Includes 1,222,222 shares held by GDH Partners L.P. Dr. Hatsopoulos, a Director of Cyberkinetics since 2002, is a limited partner of GDH Partners L.P. and a minority owner GDH Management, LLC, which is a general partner of GDH Partners L.P. As a limited partner, Dr. Hatsopoulos may be deemed to share voting and investment powers for the shares held by GDH Partners L.P. Dr. Hatsopoulos disclaims beneficial ownership of the shares held by GDH Partners L.P., except to the extent of his proportionate pecuniary interest therein.

(11)	Includes options to purchase 878,890 shares of common stock exercisable within 60 days of the closing of the Merger. See also footnotes 8-10 above.

Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and generally includes voting or investment power with respect to securities. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him/her.

There are no further arrangements or understandings in place that may result in a subsequent change-incontrol of the Registrant.

Management Of The Registrant After The Effective Date Of The Merger

Directors and Executive Officers

In connection with the Merger, all of the directors and executive officers of Cyberkinetics became directors and executive officers of the Registrant and Robert Gorden Smith and Richard Harris resigned as the officers and directors of the Registrant. The following sets forth the name and position of each of the Registrant's directors and executive officers immediately after the Effective Date of the Merger (October 7, 2004).

Name	Age	Position	Year First Appointed
			Director of Cyberkinetics
Timothy R. Surgenor	44	President, Chief Executive Officer, Director	2002

Burke T. Barrett	41	Vice President, Clinical Operations	--

John P. Donoghue, Ph.D.	55	Chief Scientific Officer, Director	2002

J. Christopher Flaherty	43	Executive Vice President, Technology and Intellectual Property	--

Kimi Iguchi	42	Vice President, Finance	--

Jon P. Joseph, PhD.	47	Vice President, R&D and Applications Development	--

Nandini Murthy	37	Vice President, Regulatory Affairs and Quality Systems	--

Mark P. Carthy	44	Director	2002

George N. Hatsopoulos, Ph.D.	77	Director	2002

Nicholas G. Hatsopoulos, Ph.D.	42	Director	2002

Philip W. Morgan	59	Director	2003

TIMOTHY R. SURGENOR – President, Chief Executive Officer and Director. Mr. Surgenor joined Cyberkinetics in 2003 from Haemonetics Corporation (NYSE:HAE), a medical device company located in Braintree, MA where he was Executive Vice President with responsibility for business development, global marketing, quality assurance and regulatory affairs from 1999- 2003. While at Haemonetics, Mr. Surgenor was an active member of the investor relations effort. From 1994 -1999, Mr. Surgenor was President of Genzyme Tissue Repair, the cell therapy division of Genzyme Corporation

(NASDAQ:GENZ) located in Cambridge, MA. While at Genzyme Tissue Repair, Mr. Surgenor led successful public offerings, which raised approximately $100 million. Previously, Mr. Surgenor was Executive Vice President and Chief Financial Officer of BioSurface Technology, Inc. and also held various positions in operations at Integrated Genetics. Mr. Surgenor received a B.A. in Biochemistry from Williams College in 1981 and an M.B.A. from Harvard Business School in 1987.

JOHN P. DONOGHUE, Ph.D. – Chief Scientific Officer and Director. Dr. Donoghue co-founded Cyberkinetics in 2001. He is currently the Henry Merritt Wriston Professor at Brown University. Since 1991, Dr. Donoghue has been Chairman of the Department of Neuroscience and since 1998 he has served as Executive Director of the Brain Science Program at Brown University. Dr. Donoghue has performed over 20 years of research on brain computer interfaces and his laboratory is internationally recognized as a leader in this field. His research has been funded by the National Institute of Health ("NIH"), the National Science Foundation ("NSF"), and the Defense Advanced Research Projects Agency ("DARPA"), as well as private foundations. Dr. Donoghue has over 50 publications, including in top journals such as Nature, Science and the Journal of Neuroscience and he has served on many external advisory panels, including those for the NIH's Neurology and Mental Health institutes and the space medicine panel of the National Aeronautics and Space Administration ("NASA"). Dr. Donoghue received an A.B. from Boston University in 1971, an M.S. in Anatomy from the University of Vermont in 1976 and a Ph.D. in Neuroscience from Brown University in 1979.

J. CHRISTOPHER FLAHERTY - Executive Vice President, Technology and Intellectual Property. Prior to joining Cyberkinetics in 2003, from 2000-2002, Mr. Flaherty was founder, President and Chief Operating Officer of Insulet Corporation located in Beverly, MA, where he oversaw the development of the first fully disposable programmable infusion pump for subcutaneous delivery of insulin for diabetic patients. From 1996 – 2003, Mr. Flaherty co-founded and was Executive Vice President of TransVascular, Inc. located in Menlo Park, CA (and recently acquired by Medtronic), where he led the development of numerous interventional products including an ultrasonically guided drug delivery catheter and a system of interventional products used by a cardiologist to perform the first ever completely percutaneous coronary bypass procedure. Mr. Flaherty has also held positions at Pfizer (NYSE:PFE) and Strato Medical. Mr. Flaherty earned a B.S. in Aeronautical and Electrical Engineering from MIT in 1985.

BURKE T. BARRETT - Vice President, Clinical Operations. Immediately prior to joining Cyberkinetics in 2003, Mr. Barrett was Vice President of Clinical and Regulatory Affairs at Cardiofocus, Inc., a developer of laser-based cardiac treatments. From 1997 - 2002, Mr. Barrett held various positions at Cyberonics, Inc. (NASDAQ:CYBX), including Vice President, Business and Technology Development. Mr. Barrett was responsible for a number of IDE trials as well as for the process of finding new applications for Cyberonics' technology. Previously, Mr. Barrett held positions in business development, clinical and regulatory affairs at Biofield Corporation (OTCBB:BZET), Dornier Medical Systems and Bausch & Lomb (NYSE:BOL). Mr. Barrett received Bachelors Degrees in Chemical Engineering and Chemistry from Syracuse University in 1985 and an M.B.A. from Kennesaw University in Atlanta, GA in 1992.

JON P. JOSEPH, Ph.D. - Vice President, R&D and Applications Development. Dr. Joseph joined Cyberkinetics in 2003. From 2001–2003, Dr. Joseph was the Chief Technology Officer and Vice President of Engineering and New Technologies of the NeuroCare Division of VIASYS Healthcare (NYSE:VAS), a medical device company located in Madison, WI with a leading share of the hospital epilepsy monitoring business. Dr. Joseph joined Nicolet Biomedical in 1990 and held a number of program and research management assignments, including VP New Technology and Software Quality from 1997 - 2001. Prior, Dr. Joseph was an Assistant Professor at the University of Wisconsin, Madison where he founded the Biomagnetic Research Laboratory for brain research. He received a B.A. in Physics from Carleton College in Northfield, Minnesota in 1979 and a Ph.D. in Physics with a focus in Neuroscience from the University of Wisconsin, Madison in 1987.

NANDINI MURTHY - Vice President, Regulatory Affairs and Quality Systems. Prior to joining Cyberkinetics in 2003, Ms. Murthy was the Director of Regulatory and Quality Systems from 2001-2002 at Aspect Medical Systems (NASDAQ:ASPM) a medical device company located in Newton, MA, specializing in brain monitoring systems. Prior to that, from 1999-2001, Ms. Murthy held regulatory positions at Thoratec (NASDAQ:THOR) located in Pleasanton, CA. She also held regulatory positions at Hologic, Inc. (NASDAQ:HOLX), USCI Division of C.R.Bard (NYSE:BCR), Technomed and Toxikon. Ms. Murthy received her B.S. in Chemistry, Zoology and Environmental Science from St. Joseph's College in Bangalore, India in 1987 and an M.S. in Environmental Science from the University of Massachusetts, Boston in 1990.

KIMI IGUCHI – Vice President, Finance. Ms. Iguchi has an extensive background in accounting, financial and external reporting, planning and budgeting. Immediately prior to joining Cyberkinetics in 2004, Ms. Iguchi worked in a variety of roles at Millennium Pharmaceuticals from 1998 – 2004. Ms. Iguchi served as head of finance for the Biotherapeutics subsidiary, building the organization, and most recently as Senior Director, Financial Reporting and Analysis, where she was responsible for long-range planning and corporate strategy. Ms. Iguchi was the Senior Manager of External Reporting at Biogen, Inc. from 1996 – 1998. Ms. Iguchi is a CPA and was a public accountant at Coopers and Lybrand from 1987 – 1995. Ms. Iguchi received her B.S. in Chemistry from Drew University and an MBA from Northeastern.

Outside Board of Directors

MARK P. CARTHY- General Partner, Oxford Bioscience Partners. Director. Mr. Carthy has been Chairman of the Board of Directors of Cyberkinetics since August 2002. Mr. Carthy joined Oxford Bioscience Partners in October of 2000. From 1998-2000, he was an advisor to Kummell Investments Limited, a Morningside Group affiliate, on its venture capital portfolio. Prior to Morningside, he was employed as Chief Business Officer of Cubist Pharmaceuticals, Inc. (NASDAQ:CBST) and Senior Director of Business Development at Vertex Pharmaceuticals Inc. (NASDAQ:VRTX). Mr. Carthy is a Director of a number of privately-held companies including ActivX Technology, Artesian Therapeutics, Inc., Astex Technologies Ltd., Ensemble, ImpactRx Inc., PowderMed Ltd., Scion Pharmaceuticals, Solexa Ltd. and Xanthus Life Sciences, Inc. He received his B.E. in chemical engineering from University College Dublin, Ireland in 1982, an M.S. in chemical engineering from University of Missouri in 1983 and an M.B.A. from Harvard Business School in 1987.

PHILIP W. MORGAN- Partner, Global Life Science Ventures. Director. Mr. Morgan has been a Director of Cyberkinetics since August 2003. Mr. Morgan joined Global Life Science Ventures, which is located in Zug, Switzerland, Munich, Germany and London, England, in 1996 after running a successful consultancy practice covering the pharmaceutical and medical device industries. Previously, Mr. Morgan was Healthcare and Biotechnology Investment Specialist with UK-based 3i plc where he worked on both European and American investments. Here he was involved in transactions for both early-stage and later stage companies, several of which are now listed on the London Stock Exchange, and also participated in leveraged buy-outs. Mr. Morgan has also held management roles with Rhône Poulenc (now Aventis (NYSE:AVE)), Johnson & Johnson (NYSE:JNJ) and C.R. Bard Inc. (NYSE:BCR). Mr. Morgan is a Director of the Global Life Science Ventures (GP) Ltd., the GLSV Special Partner Ltd. and Munich Biotech AG. He received his B.Sc. in Chemistry and Physics at the University of London in 1968 and his M.A. in Marketing at the University of Lancaster in 1971.

GEORGE N. HATSOPOULOS, Ph.D.- Chairman and Chief Executive Officer, Pharos. Director. Dr. Hatsopoulos is the founder of Thermo Electron Corporation (NYSE:TMO), a world leader in analytical and monitoring instruments. He served as Chairman and Chief Executive Officer from its founding in 1956 until his retirement in 1999. During his tenure, Thermo Electron grew into an international company with over 24,000 employees in 23 countries, and created 23 publicly traded corporations addressing diverse markets varying from heart assist devices to biomass electric generation. Dr. Hatsopoulos was trained at the National Technical University of Athens and MIT, where he received his

Bachelors degree in 1949, his Masters degree in 1950, his Engineers degree in 1954, and his Doctorate degree in 1956. He was on the faculty of MIT from 1956 - 1962 and a Senior Lecturer until 1990.

NICHOLAS G. HATSOPOULOS, Ph.D.- Assistant Professor, University of Chicago. Director. Since 2002, Dr. Hatsopoulos has been an Assistant Professor in Organismal Biology and Anatomy at the University of Chicago. From 1998-2001, Dr. Hatsopoulos was an Assistant Professor of Research in the Department of Neuroscience at Brown University. Dr. Hatsopoulos has completed two postdoctoral research fellows, one in the Department of Neuroscience at Brown University and the other in the Computation Neuroscience Program at the California Institute of Technology. Currently his research focuses on the neural basis of motor control and learning and he is investigating what features of motor behavior are encoded and how this information is represented in the collective activity of neuronal ensembles in the motor cortex. Dr. Hatsopoulos completed his B.A. in Physics from Williams College in 1984, his M.S. in Psychology in 1991 and his Ph.D. in Cognitive Science from Brown University in 1992.

Family Relationships

George N. Hatsopoulos is the father of Nicholas G. Hatsopoulos.

Director Compensation

Directors who are employees of the Registrant or beneficially own greater than 2% of the outstanding common stock will receive no compensation for serving on the Board or its committees.

Directors who are not employees of the Registrant and do not beneficially own greater than 2% of the outstanding common stock will receive the following compensation:

  an annual retainer of $20,000, plus an additional retainer of $5,000 and $3,000, respectively, if serving as Chairman of the Board or Chairman of the Audit Committee.

  new directors shall receive an initial stock option grant to purchase 20,000 shares of common stock at the then fair market value, which will vest over 4 years.

  existing directors shall receive an annual stock option grant to purchase 5,000 shares of common stock at the then fair market value, which will vest over 4 years.

All directors are reimbursed reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee of the Board of Directors.

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation earned by Cyberkinetics' Chief Executive Officer and up to the four other most highly compensated executive officers who served during the year ended December 31, 2003, and whose annual salary and bonus during the fiscal years ended December 31, 2001, 2002 and 2003 exceeded $100,000 (the "Named Executive Officers"). The compensation indicated below was paid by Cyberkinetics. Each became an executive officer of the Registrant as of the Effective Date of the Merger.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
					Awards		Payouts
						Securities
				Other Annual	Restricted	Underlying	LTIP	All Other
		Salary		Compensation	Stock	Options/SARS	Payouts	Compensation
Name and Position	Year	($)	Bonus ($)	($)	Awards ($)	(#)	($)	($)

Timothy R. Surgenor,	2003	233,192	--	--	--	900,000	--	--
President, Chief Executive
Officer and Director (1)

John P. Donoghue, Ph.D.,	2003	128,076	--	--	--	450,000	--	--
Chief Scientific Officer	2002	43,269	--	--	--		--	--
and Director (2)

J. Christopher Flaherty,	2003	64,621	--	112,500	--	190,000	--	--
Executive Vice President,
Technology and
Intellectual Property (3)

Nandini Murthy, Vice	2003	115,449	--	--	--	75,000	--	--
President Regulatory
Affairs and Quality
Systems (4)

(1)	Timothy R. Surgenor was hired on January 1, 2003.

(2)	John P. Donoghue was hired on August 25, 2002.

(3)	J. Christopher Flaherty was hired on September 2, 2003. He was a consultant to Cyberkinetics from February 19, 2003 and September 1, 2003.

(4)	Nandini Murthy was hired on December 16, 2002.

Options granted in the year ended December 31, 2003

The following table sets forth information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 2003 by Cyberkinetics, such options now representing options to purchase common stock of the Registrant.

Stock Option Grants
For Fiscal Year Ended December 31, 2003

	Number of	% of Total
	Securities	Options/Sars	Exercise or Base
	Underlying	granted to	Price per	Expiration
	Grants	Employees	Share($/Share)	Date
Timothy R. Surgenor	900,000	32%	$0.01	1/23/2013
John P. Donoghue	450,000	16%	$0.10	8/29/2013
J. Christopher Flaherty **	10,000	*%	$0.10	3/27/2013
J. Christopher Flaherty	180,000	6%	$0.10	9/11/2013
Nandini Murthy	75,000	3%	$0.10	1/23/2013

**Granted as a consultant.
*Less than 1%

2003 Fiscal Year-End Option Values*

The following table sets forth summary information concerning the number of shares of common stock underlying unexercised stock options as of December 31, 2003 and the value of the in-the-money options as of December 31, 2003 held by the Named Executive Officers. The value of unexercised in-the-money options as of December 31, 2003 is based on $0.15 per share, which is the assumed fair market value of the common stock, less the exercise price per share.

	Number of Securities Underlying		Value of Unexercised In-The-
	Unexercised Options at December		Money Options at December 31,
	31, 2003		2003

	Exercisable #	Unexercisable #	Exercisable $	Unexercisable $
Timothy R. Surgenor		900,000	-	126,000
John P. Donoghue	140,625	309,375	7,031	15,469
J. Christopher
Flaherty	7,500	182,500	375	9,125
Nandini Murthy	18,750	56,250	938	2,813
Total	166,875	1,448,125	8,344	153,407

Option Plans

2002 Equity Incentive Plan

On August 12, 2002, Cyberkinetics' Board of Directors and its stockholders adopted the 2002 Equity Incentive Plan (the "2002 Equity Plan"). The 2002 Equity Plan provides for the granting of incentive stock options, nonqualified option awards, stock grants and other restricted stock awards for officers, directors, employees, consultants and advisers. On April 30, 2004, Cyberkinetics' Board of Directors and stockholders amended the 2002 Equity Plan to increase the total number of shares available from 1,433,333 to 2,533,333. The 2002 Equity Plan, and all options outstanding thereunder, were assumed by the Registrant in connection with the Merger.

Incentive stock options may not be granted at less than the fair market value of the Registrant's common stock at the date of grant. The options can be exercisable at various dates, as determined by the Registrant's Board of Directors, and will expire no more than ten years from the date of grant. Options granted under the 2002 Equity Plan are restricted as to transfer. For holders of more than 10% of the Registrant's voting stock, incentive stock options may not be granted at less than 110% of the fair market value of the Registrant's common stock at the date of grant, with an expiration date not to exceed five years. Options granted under the 2002 Equity Plan vest over periods as determined by the Board of Directors, which are generally a period of four years from the date of grant.

2002 Founders' Option Plan

On August 12, 2002, Cyberkinetics' Board of Directors and stockholders adopted the 2002 Founders' Option Plan (the "2002 Founders' Plan"). The 2002 Founders' Plan, and all options outstanding thereunder, were assumed by the Registrant in connection with the Merger. The 2002 Founders' Plan provides for the granting of incentive stock options, nonqualified option awards, stock grants and other restricted stock awards to certain key employees and stockholders. On June 20, 2003, Cyberkinetics'

Board of Directors and Company stockholders amended the 2002 Founders' Plan to reduce the total number of shares available from 1,430,915 to 1,230,915.

At August 31, 2004, an aggregate of 2,963,950 stock options were outstanding under the 2002 Equity Plan and the 2002 Founders' Plan at prices ranging from $0.01 to $0.50 per share. At such date, there were 575,680 stock options available for grant.

Indemnification of Directors and Executive Officers and Limitation of Liability

As permitted by the Delaware General Corporation Law, following completion of the Registrant's reincorporation from the State of Nevada to the State of Delaware, its certificate of incorporation and bylaws will limit or eliminate the personal liability of its directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to the Registrant or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

  any breach of the director's duty of loyalty to the Registrant or its stockholders;

  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

  any transaction from which the director derived an improper personal benefit.

The limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of the liability of a director, then the liability of our directors will be eliminated or limited to the furthest extent permitted by Delaware law as so amended.

The Registrant's certificate of incorporation will allow it to indemnify its officers, directors and other agents to the full extent permitted by Delaware law. The Registrant's bylaws permit it to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether Delaware law would permit indemnification, and to provide indemnification in circumstances in which indemnification is otherwise discretionary under Delaware law. The bylaws will specify circumstances in which indemnification for the Registrant's directors and executive officers is mandatory and when the Registrant may be required to advance expenses before final disposition of any litigation.

The Registrant will enter into indemnification agreements with each of its directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require the Registrant, among other things, to:

  indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

  advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

  obtain directors' and officers' insurance.

At present, there is no pending litigation or proceeding involving any of the Registrant's directors, officers or employees in which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

Post-Merger Description of Securities

Common Stock

Post-merger, the Registrant is authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share, of which 13,639,481 are currently issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. Holders of the Registrant's common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors; (ii) are entitled to share ratably in all of the Registrant's assets available for distribution upon liquidation, dissolution or winding up; and (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions. All issued shares of the Registrant's common stock are fully paid for and non-assessable.

Preferred Stock

Post-merger, the Registrant is authorized to issue 50,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are currently issued and outstanding. The preferred stock may be issued in one or more series and the Registrant's Board of Directors, without further approval from its stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

Certain Provisions of the Registrant's Certificate of Incorporation and Bylaws and Delaware Anti-Takeover Law

Certain provisions of Delaware law and the Registrant's certificate of incorporation and bylaws could make more difficult the acquisition of us by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Registrant.

The Registrant's certificate of incorporation and bylaws include provisions that:

  allow the Board of Directors to issue, without further action by the stockholders, up to 50,000,000 shares of undesignated preferred stock;

  require that special meetings of its stockholders be called only by the Board of Directors or the Chairman of the Board; and

  establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholder.

The Registrant is subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

  prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  upon consummation of the transaction that resulted in the stockholder becoming an interestedstockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

  any merger or consolidation involving the corporation and the interested stockholder;

  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

CYBERKINETICS AUDITED FINANCIAL STATEMENTS

The financial statements of Cyberkinetics for the years ended December 31, 2003 and December 31, 2002 are attached hereto as Exhibit A. These statements have been audited by Ernst & Young, LLP, registered public accounting firm. You are encouraged to review the financial statements and related notes.

PRO FORMA FINANCIAL INFORMATION

Unaudited pro forma consolidated financial information giving effect to the Merger is set forth below. The pro forma consolidated financial statements are based on the estimates and assumptions set forth in the notes to such statements. The pro forma financial data does not purport to be indicative of the results that actually would have been obtained had the acquisition been effected on the dates indicated or the results which may be obtained in the future.

Pro Forma Balance Sheet

	Cyberkinetics, Inc.	Trafalgar Ventures Inc.	Pro Forma		Adjustment	Cyberkinetics, Inc. Pro
	June 30, 2004	July 31, 2004	Adjustments		Number	Forma Consolidated

Assets

Current assets:

Cash and cash equivalents	$2,722,895	$-	$-	$		$2,722,895

Accounts receivable	263,617					263,617

Inventory	87,916					87,916

Prepaid expenses and other current assets	128,996	-	-			128,996

Total current assets	3,203,424	-	-			3,203,424

Net Property and equipment	630,773					630,773

Intangible Assets, net of amortization of $101,776	154,244					154,244

Deposits and other assets	17,759					17,759

Goodwill	94,027					94,027

Total long-term assets	266,030	-	-			266,030

Total assets	$4,100,227	$-	$-	$		$4,100,227

Liabilities and stockholders' equity (deficit)

Current liabilities:

Accounts payable	255,848	4,738	(4,738)		1	255,848

Accrued expenses	372,149					372,149

Deferred revenue	60,432					60,432

Current portion of notes payable	180,930					180,930

Total current liabilities	869,359	4,738	(4,738)			869,359

Long-term obligations	561,473					561,473

Preferred stock	10,157,068		(10,157,068)		3	-

Stockholders' equity (deficit):						-

Common stock in escrow			(13,000)		3	(13,000)

Common stock	317	3,720	(3,398)		3	639

Additional paid-in capital	625,023	74,280	10,173,466		3	10,872,769

Deferred compensation	(105,876)					(105,876)

Deficit accumulated during the development stage	(8,007,137)	(82,738)	4,738		1	(8,085,137)

Total stockholders' equity (deficit)	(7,487,673)	(4,738)	10,161,806			2,669,395

Total liabilities and stockholders' equity (deficit)	$4,100,227	$-	$-			$4,100,227

See accompanying notes.

Pro Forma Consolidating (Unaudited)
Statement of Operations

	For the Six Months Ended
		Trafalgar			Cyberkinetics, Inc.
	Cyberkinetics, Inc.	Ventures Inc.	Pro Forma	Adjustment	Pro Forma
	June 30, 2004	July 31, 2004	Adjustments	Number	Consolidated

Revenue:
Product sales	$261,392				$261,392
Grant income	444,597				444,597
Total revenue	705,989				705,989

Cost of goods sold	133,125				133,125
Research and development	1,372,791				1,372,791
Sales and marketing	143,768				143,768
General and administrative	1,693,229	19,341	(19,341)	2	1,693,229
Total operating expenses	3,342,913	19,341	(19,341)		3,342,913

Operating (loss)	(2,636,924)	(19,341)	19,341		(2,636,924)
Interest income	21,985				21,985
Interest expense	(19,387)				(19,387)
Net interest income	2,598	-	-		2,598

Net loss	$(2,634,326)	$(19,341)	$19,341		$(2,634,326)

Weighted average shares outstanding					12,472,998

Basic/diluted earnings per share					$(0.21)

See accompanying notes.

Pro Forma Consolidating (Unaudited)
Statement of Operations

		Trafalgar Ventures
	Cyberkinetics, Inc.	Inc.
	For the Year Ended	For the Twelve			Cyberkinetics, Inc.
	December 31,	Months Ended	Pro Forma	Adjustment	Pro Forma
	2003	October 31, 2003	Adjustments	Number	Consolidated

Revenue:
Product sales	$509,379	$ -			$509,379

Grant income	774,622	-			774,622
Total revenue	1,284,001	-			1,284,001

Operating expenses:
Cost of goods sold	258,801	-			258,801
Research and development	2,600,396	11,000	$(11,000)	2	2,600,396

Sales and marketing	263,410	-			263,410
General and administrative	1,740,565	18,726	(18,726)	2	1,740,565

Total operating expenses	4,863,172	29,726	(29,726)		4,863,172

Operating (loss)	(3,579,171)	(29,726)	29,726		(3,579,171)

Interest income	66,611	-			66,611
Interest expense	(7,472)	-			(7,472)
Net interest income	59,139	-	-		59,139

Net loss	$(3,520,032)	$(29,726)	$29,726		$(3,520,032)

Weighted average shares outstanding					10,256,170

Basic/diluted earnings per share					$(0.34)

Pro Forma Adjustments

The adjustments related to the unaudited pro forma consolidating balance sheet are computed assuming the acquisition of Cyberkinetics by Trafalgar was consummated on June 30, 2004. The adjustments related to the unaudited pro forma consolidating statement of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 are computed assuming the acquisition was consummated at January 1, 2003.

Adjustment 1

In connection with the acquisition by Trafalgar, Cyberkinetics did not assume any assets or liabilities of Trafalgar and, in connection with the merger, as consideration for the cancellation of shares by Messrs. Smith and Harris, Trafalgar will distribute its assets held prior to the Merger to Messrs. Smith and Harris. Accordingly, Adjustment 1 reflects the distribution of payables of $4,738 to such individuals. The capital structure of Trafalgar was converted to the structure of Cyberkinetics.

Adjustment 2

Following the Merger, Cyberkinetics will not continue any activities of Trafalgar. Accordingly, Adjustment 2 eliminates the operating expenses for Trafalgar for the 12-month period ended October 31, 2003 and for the six months ended July 31, 2004.

Adjustment 3

Adjustment 3 reflects the recapitalization of Trafalgar as a result of the Merger, which includes the following adjustments:

  The issuance of 1,300,000 Trafalgar shares of common stock valued at its market value per share of $.01 ($13,000) into escrow to cover its indemnification obligations. These shares will be returned one year from the closing of the Merger if no indemnification obligations arise.

  The effects of the 1-for-2.1142857 reverse stock split by Trafalgar effectuated immediately preceding the Merger.

  The cancellation of 1,500,000 shares of common stock held by Messrs. Smith and Harris.

  The issuance of 12,589,481 shares of common stock to the stockholders of Cyberkinetics in exchange for the issued and outstanding common and preferred stock of Cyberkinetics.

SUMMARY FINANCIAL INFORMATION

The following gives a summary of the most recent balance sheet data of Cyberkinetics as of June 30, 2004 (unaudited) and as of December 31, 2003 (audited) and (2) the statements of operations data of Cyberkinetics for the six months ended June 30, 2004 (unaudited) and the year ended December 31, 2003 (audited).

Income Statement	Six months ended	Year ended
	June 30, 2004	December 31, 2003

Revenue	$705,989	$1,284,001
Net Loss	$(2,634,326)	$(3,520,032)
Net Loss Per Share	$(1.00)	$(1.40)

	At June 30, 2004	December 31, 2003
Balance Sheet
Total Assets	$4,100,227	$6,053,566
Total Liabilities	$1,430,832	$890,105
Redeemable Convertible Preferred	$10,157,068	$9,740,302
Stock
Stockholders' Deficit	$(7,487,673)	$(4,576,841)

This information is only a summary.

POST-MERGER PLAN OF OPERATIONS

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following is a discussion of Cyberkinetics' financial condition and results of operations. Post-Merger, the Registrant ceased all operations in the mineral exploration industry and now operates as the parent company of Cyberkinetics. The following should be read in conjunction with Cyberkinetics' financial statements and the related notes, and the other financial information included in this current report on Form 8-K.

Forward-Looking Statements

The forward-looking comments contained in this discussion involve risks and uncertainties. Actual results may differ materially from those discussed here due to factors such as, among others, limited operating history, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the healthcare industry. Additional factors that could cause or contribute to such differences can be found in the following discussion, as well as in the "Risks Factors" set forth on page 8.

Overview

The Registrant was incorporated in the State of Nevada on February 6, 2002. Until the Effective Time of the Merger, the Registrant was in the business of mineral exploration. The Registrant obtained an option to acquire a 90% interest in two mineral claims located in the Sudbury Mining Division, Province of Ontario, Canada. This option was exercisable either by making cash payments to the grantor of the option or by funding the required exploration expenditures described in the option agreement. During the period ended July 31, 2004, the Registrant allowed the option to expire. It had not generated revenues from operations.

Upon analysis of operations, the Registrant decided to focus on evaluating other opportunities that may enhance stockholder value, including the acquisition of a product or technology, or pursuing a merger or acquisition of another business entity with long-term growth potential. In furtherance of this strategy, the Registrant entered into the Merger Agreement with Merger Sub and Cyberkinetics on July 23, 2004. At the Effective Time of the Merger, Merger Sub was merged with and into Cyberkinetics. The separate existence of Merger Sub ceased and Cyberkinetics continued as the surviving corporation. Post-merger, the Registrant ceased all operations in the mineral exploration industry and now operates as the parent company of Cyberkinetics.

Cyberkinetics is a clinical development stage medical device company focused on the development of advanced neurological products which allow complex signals from the brain, including thoughts, to be interpreted by computer equipment. Cyberkinetics' first product candidate, the BrainGate™ system, is intended to allow quadriplegic people to control computers using thought, has received IDE approval and is undergoing pilot clinical evaluation. Cyberkinetics' second product, the NeuroPort™ device, is intended to allow intra-operative and post-operative diagnosis and therapy of numerous neurological diseases and disorders. Cyberkinetics is currently planning to submit a 510(k) application for the NeuroPort™ device before the end of 2004.

In late 2002, Cyberkinetics acquired Bionic Technologies, LLC ("Bionic"), a manufacturer of neural recording, stimulation and signal processing equipment for neuroscience research. Through the acquisition, Cyberkinetics gained an engineering team, manufacturing facilities and key intellectual property. Cyberkinetics continues to manufacture and market Bionic's BIONIC® line of neural recording arrays and data acquisition systems to researchers.

Cyberkinetics has a limited history of operations and, through June 30, 2004, it had generated limited revenues from products obtained in its acquisition of Bionic. However, the long-term success of Cyberkinetics' business is dependent on the development and commercialization of advanced neurological products such as the BrainGate™ system. Cyberkinetics has also generated revenue from grant income, but it does not currently expect such revenues to be significant in the future.

Cyberkinetics has been unprofitable since its inception in May of 2001 and it expects to incur substantial additional operating losses for at least the foreseeable future as it continues to expand its product development activities. Accordingly, Cyberkinetics' activities to date are not as broad in depth or scope as the activities it may undertake in the future, and its historical operations and financial information are not necessarily indicative of its future operating results. Cyberkinetics has incurred net losses since inception. As of December 31, 2003, Cyberkinetics' accumulated deficit was approximately $4,956,000. As of June 30, 2004, its accumulated deficit had increased to $8,007,000. Cyberkinetics expects to incur substantial and increasing losses for the next several years as it:

  continues to develop the BrainGate™ system and the NeuroPort™ device, and any future clinical development candidates;

  commercializes its product candidates, if any, that receive regulatory approval;

  continues and expands its research and development programs; and

  acquires or in-licenses products, technologies or businesses that are complementary to its own.

Cyberkinetics has financed its operations and internal growth primarily through private placements of preferred stock as well as through sponsored research funding. In 2004, Cyberkinetics received additional funding through equipment financing arrangements.

Cyberkinetics' business is subject to significant risks, including but not limited to the risks inherent in its ongoing clinical trials and the regulatory approval process, the results of its research and development efforts, competition from other products and uncertainties associated with obtaining and enforcing intellectual property rights. Accordingly, Cyberkinetics' activities to date are not as broad in depth or in scope as the activities it may undertake in the future, and its operating results or financial condition or its ability to operate profitably as a commercial enterprise.

Research and Development

Cyberkinetics' research and development activities have been primarily focused on the development and pilot clinical trial of the BrainGateTM system. Since its inception in 2001 and through June 30, 2004, Cyberkinetics has incurred research and development costs of approximately $4,557,000.

Cyberkinetics' research and development expenses consist primarily of compensation and other expenses for research and development personnel, costs associated with the clinical trials of its product candidates, facility costs, supplies and materials, costs for consultants and related contract research and depreciation. Cyberkinetics charges all research and development expenses to operations as they are incurred.

In the future, the rate of spending on the BrainGateTM system is likely to increase as additional clinical trials are performed. In addition, Cyberkinetics is working to develop a fully implantable version of the BrainGateTM system. The initial version of the BrainGateTM system is not expected to be launched for at least three to five years, if at all. The fully implantable version will take longer to develop and is expected to be launched after the initial version of the BrainGateTM system. While Cyberkinetics cannot estimate with any certainty the time required for approval of the fully implantable version, it has estimated that it will need to raise at least approximately $40 to $60 million in additional capital in order to reach breakeven from the sales of advanced neurological products.

At this time, due to the risks inherent in the clinical trial process and given the early stage of development of its product candidates, Cyberkinetics is unable to estimate with any certainty the costs it will incur in the continued development of its product candidates for commercialization. However, Cyberkinetics expects its research and development costs to be substantial and to increase as it continues the development of current product candidates, as well as continued expansion of its research programs.

The lengthy process of seeking regulatory approvals for Cyberkinetics' product candidates, and the subsequent compliance with applicable regulations, requires the expenditure of substantial resources. Any failure by Cyberkinetics to obtain, or any delay in obtaining, regulatory approvals could cause its research and development expenditures to increase and, in turn, have a material adverse effect on its results of operations. Cyberkinetics cannot be certain when any net cash inflow from any of its current product candidates will commence.

Critical Accounting Policies

This discussion and analysis of Cyberkinetics' financial condition and results of operations are based on its financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires Cyberkinetics to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. Cyberkinetics reviews its estimates on an on going basis. Cyberkinetics bases its estimates on historical experience and on various other assumptions that its believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. While Cyberkinetics' significant accounting policies are described in more detail in Note 2 to its consolidated financial statements, Cyberkinetics believes the following accounting policy to be critical to the judgments and estimates used in the preparation of its financial statements:

Revenue Recognition. Cyberkinetics recognizes revenue from product sales and research grants from the U.S. government through the SBIR program. Product sales consist of sales our BIONIC® line of brain computer interface equipment to universities and research hospitals involved in neurological research. Product sales are recognized in accordance with Securities and Exchange Commission Staff Accounting Bulletin (SAB) 104, Revenue Recognition, when persuasive evidence of an arrangement exists, fees are fixed or determinable, delivery has occurred, and collection is reasonably assured. Cyberkinetics has no post-delivery obligations nor do its product sales contain multiple elements. Cyberkinetics recognizes revenues from research grants as reimbursable, eligible costs are incurred. Cyberkinetics is subject to grant audits as required by the Department of Health and Human Services. Audits may result in adjustments to the amount of grant revenues recorded and funds received.

There can be no assurance that Cyberkinetics will continue to receive grant revenue and it currently expects that grant revenue will decline. Cyberkinetics has continued to market its BIONIC® line of research products and continues to expect revenues from sales of equipment. However, this revenue is not predictable and will fluctuate from period-to-period. Future grant research contracts are dependent on applications by Cyberkinetics to various governmental agencies and are based on a competitive award process. Cyberkinetics has not submitted any SBIR grant applications during the period ended June 30, 2004. Additionally, there are uncertainties around the future availability of these types of grants to public companies. Therefore, Cyberkinetics is not anticipating any new SBIR grant income after December 2004. The Company will continue to evaluate SBIR grants in the future. The long-term success of Cyberkinetics' business is dependent on the development and commercialization of advanced neurological products such as the BrainGate™ system.

Accounts Receivable. Accounts receivable represent amounts due from customers for goods shipped. Cyberkinetics extends 30-day payment terms to its customers, and it does not require collateral. Cyberkinetics periodically assesses the collectibility of its receivables and establish reserves, as necessary, based on various considerations including customer credit history, payment patterns, and aging of accounts. Once management determines an account receivable is not collectible, the account is written off. Cyberkinetics has not experienced significant collection problems to date. If the collection history or aging of accounts receivable deteriorates, Cyberkinetics may have to record a charge to operations to establish an allowance for doubtful accounts.

Inventories. Inventories are stated at the lower of cost (determined using the first-in, first-out method) or market. Inventories consist of work-in-process and finished goods. Cyberkinetics periodically reviews its inventory for excess, obsolescence or quality issues. Should Cyberkinetics conclude that it has inventory for which it cannot recover its costs as a result of such review, Cyberkinetics would have to record a charge to operations classified as cost of products sold.

Long-lived Assets. Cyberkinetics long-lived assets include fixed assets, identifiable intangibles, consisting of acquired patent technology and research grants, and goodwill.

Property, Plant, and Equipment and Identifiable Intangible Assets. Cyberkinetics periodically reviews its property, plant, and equipment and identifiable intangible assets for impairment. In determining whether an asset is impaired, Cyberkinetics must make assumptions regarding recoverability of costs, estimated future cash flows from the asset, intended use of the asset and other related factors. If these estimates or their related assumptions change, Cyberkinetics may be required to record impairment charges for these assets.

Goodwill. In assessing the recoverability of its goodwill, Cyberkinetics makes assumptions, at least annually, regarding its fair value, including estimated future cash flows and other factors. Cyberkinetics currently makes this annual assessment as of October 1 each year. This process is subjective and requires judgment. If these estimates or their related assumptions change in the future, or if actual cash flows are below estimates, Cyberkinetics may be required to record goodwill impairment charges.

Stock-Based Compensation. Awards under its stock option plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations in accounting for its employee stock options. Accordingly, no compensation expense is recorded for options awarded to employees with exercise prices equal to or in excess of the stock's fair market value on the grant date. Cyberkinetics has adopted the disclosure requirements of Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation

(SFAS 123), which is based on the fair-value method of measuring stock-based compensation. Cyberkinetics accounts for stock-based compensation issued to non-employees in accordance with the provisions of SFAS 123 and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (EITF 96-18). To the extent that the fair value of its common stock increases, Cyberkinetics will incur additional compensation expense associated with non-employee options.

Recently Issued Accounting Standards

In January 2003, the FASB issued Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46). FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied to the first interim or annual period beginning after December 15, 2003. Cyberkinetics was required to adopt the provisions of FIN 46 on April 1, 2004 and it does not expect the adoption to have a material impact on its financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatorily redeemable stock; certain financial instruments that require or may require the issuer to buy back some of our shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003 and otherwise is effective the beginning of the first interim period after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on Cyberkinetics' financial statements.

Results of Operations

Six Months Ended June 30, 2003 and 2004

Revenues

Revenue from product sales for the six month period ending June 30, 2004 was $261,000, or $15,000 less than product sales of $276,000 for the six month period ending June 30, 2003 due to a reduction in the number of units sold. The gross margin on product sales in 2004 was approximately 49%, while the gross margin on product sales in 2003 was approximately 56%. The reduction in gross margin was a result of a change in the product mix. The focus of Cyberkinetics' business since inception in May 2001 has been the development of its advanced neurological products, such as the BrainGate™ system. Cyberkinetics expects that its sales from its BIONIC® products will continue to be limited and, therefore, are likely to continue to fluctuate in the future.

Revenue recognized from SBIR grants was $445,000 for the six month period ending June 30, 2004, or $46,000 over SBIR grants of $399,000 for the six month period ending June 30, 2003. The increase in grant income was due to increased availability of research and development staff to work on grant-related activities in 2004. Cyberkinetics has not submitted any SBIR grant applications during the period ended June 30, 2004. Additionally, there are uncertainties around the future availability of these types of grants to public companies. Therefore, Cyberkinetics is not anticipating any new SBIR grant income after December 2004. The Company will continue to evaluate SBIR grants in the future.

Expenses

Research and Development Expenses. Research and development expense increased approximately $308,000 year-over-year from $1,065,000 in the six month period ending June 30, 2003 to $1,373,000 in the six month period ending June 30, 2004. This increase primarily resulted from increased salaries and benefits from the hiring of additional research and development staff.

Sales and Marketing Expenses. Sales and marketing expenses grew to $144,000 for the six month period ending June 30, 2004, compared to $80,000 for the six month period ending June 30, 2003. The $64,000 increase resulted from the addition of a full time general manager for the BIONIC® line of products in 2004 and an increase in travel and entertainment related to additional sales efforts.

General and Administrative Expenses. General and administrative expenses increased $988,000 to $1,693,000 for the six month period ending June 30, 2004 from $705,000 for six month period ending June 30, 2003. Salaries and benefits increased approximately $360,000 as a result of increased staffing, professional fees increased approximately $234,000 as a result of increase general corporate legal and accounting activities, and rent and occupancy costs increased approximately $90,000 reflecting the existence of the Foxborough, Massachusetts office in 2004. As a result of the merger with the Registrant, and the process of becoming a public company, Cyberkinetics anticipates that its general and administrative expenses will substantially increase.

Net Other Income. Net other income was $3,000 for six month period ending June 30, 2004, compared to $24,000 for the six month period ending June 30, 2003. The decrease in net other income resulted from an increase in interest expense from $4,000 for the six month period ending June 30, 2003 to $19,000 for the six month period ending June 30, 2004 combined with a decrease in interest income from $28,000 to $22,000 for the same periods. The increase in interest expense is related to borrowings for equipment purchases under an equipment loan and security agreement with a lender.

Net Loss. Net loss increased by $1,363,000 to $2,634,000 for the six month period ending June 30, 2004 from a net loss of $1,271,000 for the six month period ending June 30, 2003. The larger net loss is largely a result of the expanded infrastructure and associated operating expenses incurred in 2004.

Years Ended December 31, 2002 and 2003

Revenues

Revenue from product sales for the year ended December 31, 2003 was $509,379, or $275,130 over product sales of $234,249 for the year ended December 31, 2002. The increase in product sales was primarily due to the full 12-month inclusion of the Bionics business in 2003, as compared to approximately five months inclusion in 2002. The gross margin on product sales in 2003 and 2002 was approximately 50% in both years. The focus of Cyberkinetics' business since inception in May 2001 has been the development of its advanced neurological products, such as the BrainGate™ system.

Cyberkinetics expects that its sales from its BIONIC® products will continue to be limited and, therefore, will continue to fluctuate in the future. For the years ended December 31, 2003 and 2002, customers to whom sales exceeded 10% of each year's respective total product sales were as follows:

Customer	2003	2002

The University of Southern California	11%	-

Laval University, Centre Hospitalier Robert Giffard of Beauport QC (Canada)	12	-

Unique Medical Distribution of Japan DBA Egg Co	12	-

Stanford University	13	-

Brown University	14	-

Carnegie Mellon University	-	19%

MCP Hanneman	-	19

Kresge Eye Institute of Wayne State University School of Medicine	-	21

Cold Spring Distribution Company of China	-	25

Revenue recognized from SBIR grants was $774,622 for the year ended December 31, 2003, or $477,878 over SBIR grant revenues of $296,744 for the year ended December 31, 2002. This increase was attributable to the full 12-month inclusion of the Bionics business in 2003, as compared to approximately five months inclusion in 2002. Cyberkinetics has not submitted any SBIR grant applications during the period ended June 30, 2004. Additionally, there are uncertainties around the future availability of these types of grants to public companies. Therefore, Cyberkinetics is not anticipating any new SBIR grant income after December 2004. The Company will continue to evaluate SBIR grants in the future.

Expenses

Research and Development Expenses. Research and development expense increased approximately $2.0 million year-over-year from $583,406 in the year ended December 31, 2002 to $2,600,396 in the year ended December 31, 2003. Salaries and benefits increased approximately $647,000, professional fees increased approximately $185,000, and lab materials and supplies increased approximately $65,000. In 2002, research and development was focused on executing sponsored grant research on components of the BrainGate™ system. In early 2003, Cyberkinetics initiated a focused program to develop and file an IDE on the BrainGate™ system. As a result, in 2003 Cyberkinetics expanded its research and development and clinical operations team.

Sales and Marketing Expenses. Sales and marketing expenses grew to $263,410 for the year ended December 31, 2003, compared to $23,419 for the year ended December 31, 2002. The $239,991 increase was a result of increased salary, benefits and travel and entertainment expense due to the addition of a full-time general manager to oversee sales of the BIONIC® line of neural recording arrays and data acquisition in May of 2003, as well as the fact that 2002 only includes five months of sales and marketing expenses from the Bionics business.

General and Administrative Expenses. General and administrative expenses increased $1,314,633 to $1,740,565 for the year ended December 31, 2003 from $425,932 for the year ended December 31, 2002. This increase was attributable to an increase of approximately $442,000 in salaries, benefits, travel and entertainment as a result of expansion of the general and administrative staff, an increase of approximately $355,000 in professional fees and expenses related to general corporate matters and intellectual property, and the costs of setting up an office in Foxborough, Massachusetts, as well as the fact that 2002 only includes five months of general and administrative expenses from the Bionics business. As a result of the Merger with the Registrant, and the process of becoming a public company, Cyberkinetics anticipates that its general and administrative expenses will substantially increase.

Net Other Income. Net other income was $59,139 for the year ended December 31, 2003, compared to $26,713 for the year ended December 31, 2002. The increase in net other income resulted primarily from higher average cash balances during 2003.

Net Loss. Net loss increased by $2,928,224 to $3,520,032 for the year ended December 31, 2003 from a net loss of $591,809 for the year ended December 31, 2002. The larger net loss is largely a result of the expanded infrastructure and associated operating expenses incurred in 2003.

Liquidity and Capital Resources

Cyberkinetics has financed its operations since inception primarily through the sale of shares of its stock. During 2002 and 2003, Cyberkinetics received net proceeds of approximately $4,600,000 and $4,300,000, respectively, from the private placement of equity securities. During 2002, 2003, and the six months ended June 30, 2004, Cyberkinetics used approximately $6,232,000 to fund operating activities and approximately $765,000 to make capital expenditures related to information technology infrastructure and equipment to be used in the manufacturing process. During the six month period ended June 30, 2004, Cyberkinetics received net proceeds of $603,000 from its equipment loan and security agreement. Cyberkinetics held approximately $2,723,000 and $5,068,000 in cash, cash equivalents and marketable security investments at June 30, 2004 and December 31, 2003, respectively.

Since Cyberkinetics is a developing business, its prior operating costs are not representative of its expected on-going costs. As Cyberkinetics continues to develop its advanced stage neurological products, such as the BrainGate™ system and the NeuroPort™ device, and as it transitions from a private company to a public company, Cyberkinetics expects its monthly cash operating expenses in 2004 and 2005 to increase.

Cyberkinetics' future capital requirements will depend upon many factors, including progress with marketing its technologies, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the necessity of, and time and costs involved in obtaining, regulatory approvals, competing technological and market developments, and its ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements.

Cyberkinetics expects to continue to incur negative cash flows and net losses for at least the foreseeable future. Based upon our current plans, Cyberkinetics believes that its existing capital resources, plus the proceeds of the planned private placement of approximately $5,000,000, will be sufficient to meet its operating expenses and capital requirements through December of 2005. However, changes in Cyberkinetics' business strategy, technology development or marketing plans or other events affecting its operating plans and expenses may result in the expenditure of existing cash before that time. If this occurs, Cyberkinetics' ability to meet its cash obligations as they become due and payable will depend on the Registrant's ability to sell securities, borrow funds or some combination thereof. The Registrant may not be successful in raising necessary funds on acceptable terms, or at all.

Upon completion of the merger with the Registrant, Cyberkinetics' preferred stockholders agreed to convert their shares to common stock. They have also agreed to waive their claim to preferred stock dividends accumulated as of the date of the transaction. The Registrant may seek to raise additional funding through public or private financing or through collaborative arrangements with strategic partners. The Registrant may also seek to raise additional capital through public or private placement of shares of preferred or common stock, in order to increase the amount of its cash reserves on hand.

Contractual Obligations

Below is a table setting forth Cyberkinetics' contractual obligations as of December 31, 2003:

	Total	Less than One Year	1-3 Years	4-5 Years	More than 5 years
Operating Lease	$507,570	$211,972	$244,200	$51,408	$0
Loans from Related Parties	$118,211	$0	$118,211	$0	$0
Capital Lease Obligations*	$802,221	$181,124	$458,412	$162,685	$0
TOTAL	$1,428,247	$393,096	$820,823	$214,093	$0

*Represents capital lease financing in 2004; there were no outstanding balances as of 12/31/03.

Off-Balance Sheet Arrangements

As of June 30, 2004, Cyberkinetics had no off-balance sheet arrangements.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a) Resignation of Officers or Directors. Prior to the Effective Time of the Merger, Robert Gorden Smith and Richard Harris were the sole directors and officers of the Registrant. Messrs. Smith and Harris resigned as officers and directors of the Registrant immediately after the Effective Time of the Merger.

(b) Appointment of Officers or Directors. Immediately after the Effective Time of the Merger, the officers and directors of Cyberkinetics became the officers and directors of the Registrant. For complete information regarding the new officers and directors, refer to "Management Of The Registrant After The Effective Date Of The Merger" under Item 5.01 above.

ITEM 5.03 – AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR END.

On October 7, 2004, the Registrant filed a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State to effectuate a 1-for-2.1142857 reverse stock split immediately prior to the Closing of the Merger. A copy is attached hereto as Exhibit 3.3.

On October 7, 2004, the Registrant filed a Certificate of Incorporation to (i) effectuate a reincorporation from the State of Nevada to the State of Delaware and (ii) a corporate name change to "Cyberkinetics Neurotechnology Systems, Inc." A copy is attached hereto as Exhibit 3.4. In connection with the reincorporation, the Registrant adopted new Bylaws to conform to the corporate laws of the State of Delaware. A copy is attached hereto as Exhibit 3.5.

In connection with the Merger, on October 6, 2004, the Registrant's Board of Directors approved a change in fiscal year end from April 30 to December 31.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(a): Financial Statements of Businesses Acquired. The financial statements of Cyberkinetics, Inc. for the years ended December 31, 2003 and 2002 are attached.

(b): Pro Forma Financial Information. The required pro forma financial information is included in item 5.01.

(c): Exhibits:

2.1	Agreement and Plan of Merger, dated as of July 23, 2004, by and among Trafalgar Ventures Inc., Robert Gorden Smith, Trafalgar Acquisition Corporation and Cyberkinetics, Inc. (incorporated by reference to Exhibit 2.1 of the Registrant's Form 8-K filed July 27, 2004)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 7, 2004, by and among Trafalgar Ventures Inc., Robert Gorden Smith, Trafalgar Acquisition Corporation and Cyberkinetics, Inc.

3.3	Certificate of Amendment to Articles of Incorporation.

3.4	Certificate of Incorporation.

3.5	Bylaws.

16.1	Letter from Morgan & Company regarding change in independent accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.

By: /s/ Timothy R. Surgenor
Name: Timothy R. Surgenor
Title: President

Dated: October 8, 2004

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of July 23, 2004, by and among Trafalgar Ventures Inc., Robert Gorden Smith, Trafalgar Acquisition Corporation and Cyberkinetics, Inc. (incorporated by reference to Exhibit 2.1 of the Registrant's Form 8-K filed July 27, 2004)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 7, 2004, by and among Trafalgar Ventures Inc., Robert Gorden Smith, Trafalgar Acquisition Corporation and Cyberkinetics, Inc.

3.3	Certificate of Amendment to Articles of Incorporation.

3.4	Certificate of Incorporation.

3.5	Bylaws.

16.1	Letter from Morgan & Company regarding change in independent accountants.

EXHIBIT A

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Cyberkinetics, Inc.
(A Development-Stage Company)
Years ended December 31, 2002 and 2003, and for the period from May 2, 2001
(date of inception) to December 31, 2003

Cyberkinetics, Inc.
(A Development-Stage Company)

Audited Consolidated Financial Statements

Years ended December 31, 2002 and 2003, and for the period from May 2, 2001
(date of inception) to December 31, 2003

Contents

Report of Independent Registered Public Accounting Firm	1

Consolidated Balance Sheets as of December 31, 2002 and 2003 and June 30, 2004 (unaudited)	2

Consolidated Statements of Operations for the period May 2, 2001 (date of inception) to December 31, 2001, years ended December 31, 2002 and 2003, for the period May 2, 2001 (date of inception) to December 31, 2003 and the six months ended June 30, 2003 and 2004 (unaudited)	3

Consolidated Statements of Changes in Redeemable Convertible Preferred Stock and Stockholders' Deficit for the period from May 2, 2001 (date of inception) to December 31, 2001 and years ended December 31, 2002 and 2003 and the six months ended June 30, 2004 (unaudited)	4

Consolidated Statements of Cash Flows for the period from May 2, 2001 (date of inception) to December 31, 2001 and years ended December 31, 2002 and 2003 and the six months ended June 30, 2004 (unaudited)	6

Notes to Consolidated Financial Statements	7

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Cyberkinetics, Inc.

We have audited the accompanying consolidated balance sheets of Cyberkinetics, Inc. (a development-stage company) (the Company) as of December 31, 2002 and 2003, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' deficit, and cash flows for the period from May 2, 2001 (date of inception) to December 31, 2001, for the years ended December 31, 2002 and 2003 and for the period from May 2, 2001 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cyberkinetics, Inc. (a development-stage company) at December 31, 2002 and 2003, and the consolidated results of its operations and its cash flows for the period from May 2, 2001 (date of inception) to December 31, 2001, for the years ended December 31, 2002 and 2003, and for the period from May 2, 2001 (date of inception) to December 31, 2003, in conformity with U.S. generally accepted accounting principles.

June 30, 2004,
except for Notes 8 and 15,
as to which the date is July 23, 2004

1

Cyberkinetics, Inc.
(A Development-Stage Company)

Consolidated Balance Sheets

	December 31		June 30
	2002	2003	2004
Assets			(Unaudited)
Current assets:
Cash and cash equivalents	$4,592,215	$5,067,594	$2,722,895
Accounts receivable	139,447	188,930	263,617
Inventory	59,480	73,334	87,916
Prepaid expenses and other current assets	15,170	34,925	128,996
Total current assets	4,806,312	5,364,783	3,203,424

Property and equipment, net	7,120	399,894	630,773

Intangible assets, net	242,618	175,102	154,244

Deposits and other assets	–	19,760	17,759
Goodwill	94,027	94,027	94,027

Total assets	$5,150,077	$6,053,566	$4,100,227

Liabilities, redeemable convertible preferred
stock and stockholders' deficit
Current liabilities:
Accounts payable	$99,687	$158,322	$255,848
Accrued expenses	543,492	539,428	372,149
Deferred revenue	53,000	60,432	60,432
Current portion of notes payable to related parties	10,000	–	–
Current portion of capital lease obligations	–	–	180,930
Total current liabilities	706,179	758,182	869,359

Notes payable to related parties, less current portion	124,830	131,923	99,219
Capital lease obligations, less current portion	–	–	462,254
Commitments-Notes 8, 12 and 15
Series A redeemable convertible preferred stock;
$0.0001 par value; 11,069,113 and 9,100,000
shares authorized in 2003 and 2002, respectively;
9,419,113 and 5,069,113 shares issued and
outstanding in 2003 and 2002, respectively (at
redemption value)	4,775,836	9,740,302	10,157,068
Stockholders' deficit:
Common stock, $0.0001 par value; 27,558,117 and
23,700,000 shares authorized in 2003 and 2002,
respectively; and 2,994,180 issued and
outstanding	299	299	317
Additional paid-in capital	321,750	516,639	625,023
Deferred compensation	–	(137,734)	(105,876)
Deficit accumulated during development stage	(778,817)	(4,956,045)	(8,007,137)
Total stockholders' deficit	(456,768)	(4,576,841)	(7,487,673)

Total liabilities and redeemable convertible preferred
stock and stockholders' deficit	$5,150,077	$6,053,566	$4,100,227

See accompanying notes.

2

Cyberkinetics, Inc.
(A Development-Stage Company)

Consolidated Statements of Operations

	Period from			Period from			Period from
	May 2 2001			May 2 2001			May 2 2001
	(inception) to	Year ended		(inception) to	Six months ended		(inception) to
	December 31	December 31		December 31	June 30		June 30
	2001	2002	2003	2003	2003	2004	2004
					(Unaudited)		(Unaudited)

Revenues:
Product sales	$–	$234,249	$509,379	$743,628	$276,084	$261,392	$1,005,020
Grant income	–	296,744	774,622	1,071,366	398,512	444,597	1,515,963
Total revenues	–	530,993	1,284,001	1,814,994	674,596	705,989	2,520,983

Operating expenses:
Cost of product sales	–	116,758	258,801	375,559	120,543	133,125	508,684
Research and development	–	583,406	2,600,396	3,183,802	1,064,614	1,372,791	4,556,593
Sales and marketing	–	23,419	263,410	286,829	80,424	143,768	430,597
General and administrative	6,019	425,932	1,740,565	2,172,516	704,628	1,693,229	3,865,745
Total operating expenses	6,019	1,149,515	4,863,172	6,018,706	1,970,209	3,342,913	9,361,619

Operating loss	(6,019)	(618,522)	(3,579,171)	(4,203,712)	(1,295,613)	(2,636,924)	(6,840,636)

Other income (expense):
Interest income	–	31,860	66,611	98,471	28,126	21,985	120,456
Interest expense	–	(5,147)	(7,472)	(12,619)	(3,926)	(19,387)	(32,006)
Other income, net	–	26,713	59,139	85,852	24,200	2,598	88,450

Net loss	(6,019)	(591,809)	(3,520,032)	(4,117,860)	(1,271,413)	(2,634,326)	(6,752,186)
Dividends and accretion to redemption
value of redeemable convertible
preferred stock
	–	(180,989)	(657,196)	(838,185)	(238,996)	(416,766)	(1,254,951)
Net loss attributable to common
stockholders	$(6,019)	$(772,798)	$(4,177,228)	$(4,956,045)	$(1,510,409)	$(3,051,092)	$(8,007,137)
Basic and diluted net loss attributable to
common stockholders per common
share	$(0.01)	$(0.45)	$(1.40)	$(2.50)	$(0.50)	$(1.00)	$(3.85)
Shares used in computing basic and
diluted net loss attributable to common
stockholders per common share	871,164	1,701,613	2,994,180	1,979,709	2,994,180	3,053,885	2,081,785

See accompanying notes.

3

Cyberkinetics, Inc.
(A Development-Stage Company)

Consolidated Statements of Changes in Redeemable Convertible Preferred Stock
and Stockholders' Deficit

	Series A						Deficit
	Redeemable Convertible						Accumulated
	Preferred Stock				Additional		During the	Total
			Common Stock		Paid-in	Deferred	Development	Stockholders'
	Shares	Amount	Shares	Par Value	Capital	Compensation	Stage	Deficit

Issuance of common stock to founders	–	$–	882,198	$88	$912	$–	$–	$1,000
Net loss	–	–	–	–		–	(6,019)	(6,019)
Balance at December 31, 2001	–	–	882,198	88	912		(6,019)	(5,019)
Issuance of Preferred Stock and Common Stock,
net of issuance costs of $312,976	5,000,000	4,525,734	1,111,111	111	161,290	–	–	161,401
Issuance of Preferred Stock in exchange for
promissory note	69,113	69,113	–	–	–	–	–	–
Accretion of fair value attributed to common
stock issued to Series A Stockholders	–	9,394	–	–	–	–	(9,394)	(9,394)
Issuance of common stock in exchange for
technology licenses	–	–	94,500	10	14,161	–	–	14,171
Issuance of common stock to employees	–	–	44,115	4	6,617	–	–	6,621
Common stock issued for acquisition	–	–	862,256	86	129,252	–	–	129,338
Warrants issued to vendors	–	–	–	–	9,518	–	–	9,518
Accretion of Preferred Stock issuance costs	–	16,050	–	–	–	–	(16,050)	(16,050)
Accretion of Preferred Stock dividends	–	155,545	–	–	–	–	(155,545)	(155,545)
Net loss	–	–	–	–	–	–	(591,809)	(591,809)
Balance at December 31, 2002	5,069,113	4,775,836	2,994,180	299	321,750	–	(778,817)	(456,768)
Issuance of preferred stock, net of issuance
costs of $42,730	4,350,000	4,307,270	–	–	–	–	–	–
Stock-based compensation for consultants	–	–	–	–	9,658	–	–	9,658
Stock-based compensation for employee	–	–	–	–	174,725	(137,734)	–	36,991
Preferred Stock warrants issued in
connection with lease agreement	–	–	–	–	10,506	–	–	10,506
Accretion of fair value attributed to common
stock issued to Series A Preferred
Stockholders	–	24,317	–	–	–	–	(24,317)	(24,317)
Accretion of Preferred Stock issuance costs	–	51,920	–	–	–	–	(51,920)	(51,920)
Accretion of Preferred Stock dividends	–	580,959	–	–	–	–	(580,959)	(580,959)
Net loss	–	–	–	–	–	–	(3,520,032)	(3,520,032)
Balance at December 31, 2003	9,419,113	9,740,302	2,994,180	299	516,639	(137,734)	(4,956,045)	(4,576,841)

4

Cyberkinetics, Inc.
(A Development-Stage Company)

Consolidated Statements of Changes in Redeemable Convertible Preferred Stock
and Stockholders' Deficit (continued)

	Series A						Deficit
	Redeemable Convertible						Accumulated
	Preferred Stock				Additional		During the	Total
			Common Stock		Paid-in	Deferred	Development	Stockholders'
	Shares	Amount	Shares	Par Value	Capital	Compensation	Stage	Deficit

Issuance of common stock from exercise of
stock options (unaudited)	–	$–	171,875	$18	$37,169	$–	$–	$37,187
Stock-based compensation for consultants
(unaudited)	–	–	–	–	81,450	–	–	81,450
Stock-based compensation for employee
(unaudited)	–	–	–	–	(10,235)	31,858	–	21,623
Accretion of fair value attributed to common
stock issued to Series A Preferred
Stockholders (unaudited)	–	12,156	–	–	–	–	(12,156)	(12,156)
Accretion of Preferred Stock issuance costs
(unaudited)	–	27,846	–	–	–	–	(27,846)	(27,846)
Accretion of Preferred Stock dividends
(unaudited)	–	376,764	–	–	–	–	(376,764)	(376,764)
Net loss (unaudited)	–	–	–	–	–	–	(2,634,326)	(2,634,326)

Balance at June 30, 2004 (unaudited)	9,419,113	$10,157,068	3,166,055	$317	$625,023	$(105,876)	$(8,007,137)	$(7,487,673)

 See accompanying notes.

5

Cyberkinetics, Inc.
(A Development-Stage Company)
Consolidated Statements of Cash Flows

	Period from			Period from			Period from
	May 2 2001			May 2 2001			May 2. 2001
	(inception) to			(inception) to	Six months ended		(inception) to
	December 31	Year ended December 31		December 31	June 30		June 30
	2001	2002	2003	2003	2003	2004	2004
					(Unaudited)		(Unaudited)
Operating activities
Net loss	$(6,019)	$(591,809)	$(3,520,032)	$(4,117,860)	$(1,271,413)	$(2,634,326)	$(6,752,186)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	–	9,949	56,644	66,593	15,720	71,478	138,071
Amortization of intangibles	–	22,382	67,516	89,898	33,758	20,858	110,756
Stock-based expenses	–	30,310	46,649	76,959	16,804	103,073	180,032
Noncash interest on note payable	–	4,187	7,093	11,280	3,546	3,546	14,826
Changes in operating assets and liabilities, net of
acquisition:
Accounts receivable	–	(37,835)	(49,483)	(87,318)	78,249	(74,687)	(162,005)
Prepaid expenses and other current assets	–	(13,280)	(19,755)	(33,035)	(14,503)	(94,071)	(127,106)
Inventory	–	(32,341)	(13,854)	(46,195)	32,978	(14,582)	(60,777)
Deposits	–		(9,254)	(9,254)	(9,254)	2,001	(7,253)
Accounts payable	–	51,440	58,635	110,075	16,669	97,526	207,601
Accrued expenses	–	369,898	(4,064)	365,834	(102,481)	(167,279)	198,555
Deferred revenue	–	19,679	7,432	27,111	(53,000)	–	27,111
Net cash used in operating activities	(6,019)	(167,420)	(3,372,473)	(3,545,912)	(1,252,927)	(2,686,463)	(6,232,375)

Investing activities
Purchases of property and equipment	–	(13,202)	(449,418)	(462,620)	(146,643)	(302,357)	(764,977)
Net cash acquired in business combination	–	43,743	–	43,743	–	–	43,743
Net cash provided by (used in) investing activities	–	30,541	(449,418)	(418,877)	(146,643)	(302,357)	(721,234)

Financing activities
Proceeds from note payable	25,000	42,000	–	67,000	–	–	67,000
Net proceeds from capital lease line	–	–	–	–	–	698,378	698,378
Payments on capital lease line						(55,195)	(55,195)
Payments on note payable	–	(20,000)	(10,000)	(30,000)	(10,000)	–	(30,000)
Net proceeds from issuance of preferred stock	–	4,525,712	4,307,270	8,832,982	4,220,000	–	8,832,982
Proceeds from issuance of common stock	1,000	161,401	–	162,401	–	938	163,339
Net cash provided by financing activities	26,000	4,709,113	4,297,270	9,032,383	4,210,000	644,121	9,676,504

Net increase (decrease) in cash and cash equivalents	19,981	4,572,234	475,379	5,067,594	2,810,430	(2,344,699)	2,722,895
Cash and cash equivalents at beginning of period	–	19,981	4,592,215	–	4,592,215	5,067,594	–

Cash and cash equivalents at end of period	$19,981	$4,592,215	$5,067,594	$5,067,594	$7,402,645	$2,722,895	$2,722,895

Supplemental disclosure of noncash investing and
financing activities
Accretion of preferred stock dividends and issuance
costs	$–	$171,595	$632,879	$804,474	$226,840	$404,610	$1,209,084
Accretion of fair value of common stock issued to
Preferred Stockholders	$–	$9,394	$24,317	$33,711	$12,156	$12,156	$45,867
Note payable exchanged for Series A Redeemable
Convertible Preferred Stock	$–	$69,113	$–	$69,113	$–	$–	$69,113
Preferred stock warrants issued in connection with
lease agreement	$–	$–	$10,506	$10,506	$–	$–	$10,506
Common Stock, warrants and options issued for
acquisition	$–	$133,892	$–	$133,892	$–	$–	$133,892
Common Stock, warrants and options issued in
exchange for Notes Payable to related party	$–	$–	$–	$–	$–	$36,250	$36,250

See accompanying notes.

6

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements

Years ended December 31, 2003 and 2002

1. Nature of Business and Basis of Presentation

Cyberkinetics, Inc. (a development-stage company) (Cyberkinetics or the Company) is developing a platform technology using scientific research efforts of Brown University and the University of Utah. Cyberkinetics intends to develop implantable medical devices and software for human use that will be designed to detect and interpret brain activity in real time. Cyberkinetics operates in one business segment, which is the development and marketing of advanced-stage neurological products.

In March 2004, Cyberkinetics' first advanced stage neurological product candidate, the BrainGate™ Neural Interface System (BrainGate™), received Investigational Device Exemption (IDE) approval from the United States Food and Drug Administration (FDA) and is undergoing pilot clinical evaluation. The BrainGate™ system is intended to allow a disabled person to control a computer using thought. Cyberkinetics' second product candidate, the NeuroPort™ Neural Signal Processor (NeuroPort™), leverages the BrainGate™ technology and provides is currently under development and, if successful, would provide the Company with opportunities to commercialize products for diagnosis and therapy of numerous neurological diseases and disorders.

In August 2002, Cyberkinetics acquired Bionic Technologies, LLC (Bionic), a manufacturer of neural recording, stimulation and signal processing equipment for neuroscience research. The Company intends to use the technologies acquired in the Bionics acquisition in its efforts to commercialize its advanced-stage neurological products.

The Company continues to manufacture and sell Bionic Technologies' BIONIC® line of neural recording arrays and data acquisition systems on a limited basis to researchers, as these products are useful in various applications in addition to the Company's use of this technology in its advanced-stage neurological products.

The Company is subject to a number of risks similar to those of other earlier-stage medical device companies. These risks include, but are not limited to, rapid technological change, dependence on key personnel, new product introductions and other activities of competitors, the successful development and marketing of its products, and the need to obtain adequate additional capital necessary to fund future operations.

7

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

1. Nature of Business and Basis of Presentation (continued)

Since its inception on May 2, 2001, the Company has devoted its efforts principally to research and development, licensing of intellectual property, business development activities and raising capital. As a result, the Company is considered a development-stage company pursuant to Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises. Accumulated deficit for the period May 2, 2001 (date of inception) through December 31, 2003 was $4,956,045.

The Company's future capital requirements will depend upon many factors, including progress with marketing its technologies, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the necessity of, and time and costs involved in, obtaining regulatory approvals, competing technological and market developments, and its ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements.

Management expects that the Company will continue to incur negative cash flows and net losses for the foreseeable future. Based upon management's current plans, management believes that the Company's existing capital resources, plus the proceeds of a planned private placement of approximately $5 million, will be sufficient to meet the Company's operating expenses and capital requirements through December 2005. However, changes in management's business strategy, technology development, or marketing plans or other events affecting management's operating plans and expenses, may result in the expenditure of existing cash before that time. If this occurs, the Company's ability to meet its cash obligations as they become due and payable will depend on the Company's ability to sell securities, borrow funds or some combination thereof. The Company may not be successful in raising necessary funds on acceptable terms, or at all.

If the Company does not complete the planned private placement, and if no other sources of additional capital are available, management anticipates that it would substantially reduce the Company's operating expenses to the minimum required to support the BrainGate™ pilot clinical trial. On that reduced basis, management believes that the Company's existing capital resources would be sufficient to meet its operating expenses into 2005.

8

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies

Interim Unaudited Financial Information

The unaudited consolidated financial statements as of June 30, 2004, and for the six months ended June 30, 2003 and 2004, have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring accruals considered necessary for a fair presentation of the results of these interim periods, have been included. The results of operations for the six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the full year. All financial statement amounts and disclosures related to the six-month periods ended June 30, 2003 and 2004 are unaudited.

Principles of Consolidation

The consolidated financial statements include the accounts of Cyberkinetics, Inc. (a development-stage company) and its wholly-owned subsidiary, CYBK, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

The Company considers short-term investments with original maturity dates of three months or less at the date of purchase to be cash equivalents. Cash equivalents of $4,935,612 and $4,431,848 as of December 31, 2003 and 2002, respectively, primarily consisted of commercial paper and money market funds held by large financial institutions in the United States.

Financial Instruments

The Company's financial instruments consist of cash equivalents, accounts receivable and debt, and are carried at cost, which approximates fair value due to the short-term nature of these instruments.

9

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Concentrations of Credit Risk and Significant Customer Concentrations

Financial instruments that potentially subject the Company to credit risk primarily consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with high-quality financial institutions in the United States. With respect to trade accounts receivable, the Company extends thirty-day terms to its customers and does not require collateral. The Company periodically assesses the collectibility of its receivables and establishes reserves, as necessary, based on various considerations, including customer credit history, payment patterns and aging of accounts; once management determines an account receivable is not collectible, the account is written-off. The Company has not experienced significant collectibility problems to date.

The Company currently operates in one business segment that being the development and marketing of advanced-stage neurological products. In 2003 and 2002, 38% and 4%, respectively, of total product sales were made to customers residing outside of the United States. In 2003, international sales were divided approximately equally among Canada, Europe and Japan; in 2002, international product sales primarily emanated from Europe. International customers pay the Company in U.S. dollars. Balances due from international customers at December 31, 2003 and 2002 were $63,132 and $0, respectively. For the years ended December 31, 2003 and 2002, customers to whom sales exceeded 10% of each year's respective total product sales were as follows:

Customer	2003	2002

A	14%	- %
B	13	-
C	12	-
D	12	-
E	12	-
F	-	25
G	-	21
H	-	19
I	-	19

10

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Inventory

Inventory is stated at the lower of cost or market, and is valued on a first-in, first-out basis. Inventory is reviewed periodically for slow-moving or obsolete issues based on sales activity, both projected and historical. As of December 31, 2003 and 2002, there had been no reserves or write-downs recorded against inventory.

Property and Equipment

Property and equipment is stated at cost. The Company provides for depreciation using the straight-line method based on the respective asset's estimated useful life. Expenditures for maintenance and repairs are charged to operating expenses as incurred.

Goodwill and Intangible Assets

The Company follows Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets (SFAS 142). The Company reviews costs of purchased businesses in excess of net assets acquired (goodwill) and indefinite-lived intangible assets for impairment at least annually, unless significant changes in circumstances indicate a potential impairment may have occurred sooner. The Company performs the annual impairment test as of the first date of its fourth quarter. The Company uses a fair value approach to test goodwill for impairment and recognizes an impairment charge for the amount, if any, by which the carrying amount of goodwill exceeds fair value. Fair values are estimated using discounted cash flows. As of December 31, 2002 and 2002, there was no impairment of goodwill.

Impairment of Long-Lived Assets

The Company follows SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Under SFAS 144, the Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded based upon various techniques to estimate fair value. As of December 31, 2003 and 2002, there was no impairment of long-lived assets.

11

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company recognizes revenue from product sales and research grants from the United States government through the Small Business Innovation Research (SBIR) Program. Product sales consist of sales of brain computer interface equipment to universities and research hospitals involved in neurological research.

Product sales are recognized in accordance with SEC Staff Accounting Bulletin (SAB) 104, Revenue Recognition, when persuasive evidence of an arrangement exists, fees are fixed or determinable, delivery has occurred and collection is reasonably assured. The Company has no post-delivery obligations, nor do its products sales contain multiple elements.

The Company recognizes revenues from research grants as reimbursable; eligible costs are incurred. The Company is subject to grant audits as required by the Department of Health and Human Services. Audits may result in adjustments to the amount of grant revenues recorded and funds received.

Cost of Product Sales

Cost of product sales primarily consists of purchased components, production materials, direct labor and depreciation of machinery and equipment.

Research and Development Costs

Costs incurred for research and development are expensed as incurred. Research and development expense primarily comprises salaries, salary-related expenses and costs of contractors, materials, amortization of intangible assets acquired from others (patents) and allocations of indirect costs related to research and development efforts.

Income Taxes

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. Under SFAS 109, the asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

12

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

Awards under the Company's stock option plans are accounted for using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations, in accounting for its employee stock options. Accordingly, no compensation expense is recorded for options awarded to employees with exercise prices equal to or in excess of the stock's fair market value on the grant date. The Company has adopted the disclosure requirements of Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation, which is based on the fair value method of measuring stock-based compensation. The Company accounts for stock-based compensation issued to nonemployees in accordance with the provisions of SFAS 123 and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (EITF 96-18).

The weighted-average grant date fair value of options granted during 2003 and 2002 were $0.12 and $0.07 per share, respectively; options granted in 2003 were granted at exercise prices below the market value of the common stock at the grant date, and options granted in 2002 were granted at exercise prices above the market value of the common stock on the grant date. The fair value of each option grant was estimated as of the date of grant using the Black-Scholes option-pricing model. The following assumptions were made for grants in 2003 and 2002:

	2003	2002

Expected volatility	70%	70%
Expected dividend yield	0%	0%
Expected lives of options (in years)	5	5
Risk-free interest rate	2.33% - 3.43%	3.33%

13

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The expected volatility factor was based on public small capitalization stocks with significant risk (scientific or otherwise), which tend to have a relatively high volatility. For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options vesting period, which generally is four years. Had compensation expense for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS 123, the Company's net loss would have been as follows:

	Years ended December 31		Six months ended June 30
	2003	2002	2003	2004

Net loss as reported	$(3,520,032)	$(591,809)	$(1,271,413)	$(2,634,326)
Add: Stock-based employee
compensation expense included in
reported net loss	36,991	–	16,803	21,623
Deduct: Total stock-based employee
compensation expense determined
under fair value-based method for
all awards	(44,035)	(1,032)	(19,513)	(29,831)

SFAS 123 pro forma net loss	$(3,527,076)	$(592,841)	$(1,274,123)	$(2,642,534)

Basic and diluted net loss per share
As reported	$(1.18)	$(0.35)	$(0.42)	$(0.86)

SFAS 123 Pro forma	$(1.18)	$(0.35)	$(0.43)	$(0.87)

The effects on pro forma net loss of expensing the estimated fair value of stock options are not necessarily representative of the effects on reported net loss for future years, due to such things as the vesting period of the stock options, and the potential for issuance of additional stock options in future years.

14

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share, and related interpretations. Under the provisions of SFAS 128, basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted net loss per common share is computed by dividing net loss by the weighted-average number of common shares and dilutive common share equivalents then outstanding. Common equivalent shares consist of the incremental common shares issuable upon the conversion of preferred stock, shares issuable upon the exercise of stock options and the conversion of preferred stock upon the exercise of warrants. The Company has excluded the impact of all convertible preferred stock, stock options and shares of common stock subject to repurchase from the calculation of historical diluted net loss per common share because all such securities are antidilutive for all periods presented. The total number of shares excluded from the calculations of historical diluted net loss per share was nil, 2,002,022, 8,917,645 and 4,095,528 for the period from May 2, 2001 (inception) to December 31, 2001, the years ended December 31, 2002 and 2003 and the period from May 2, 2001 (inception) to December 31, 2003, respectively.

15

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Segment Reporting

The Company has adopted SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information, which requires companies to report selected information about operating segments, as well as enterprisewide disclosures about products, services, geographical areas and major customers. Operating segments are determined based on the way management organizes its business for making operating decisions and assessing performance. The Company has only one operating segment, the development and commercialization of advanced-stage neurological products.

Recently Issued Accounting Standards

In January 2003, the FASB issued Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46). FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied to the first interim or annual period beginning after December 15, 2003. The Company is required to adopt the provisions of FIN 46 on April 1, 2004, and does not expect the adoption to have a material impact on its financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This statement establishes how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, including redeemable preferred stock. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the interim period commencing July 1, 2003, except for mandatorily redeemable financial instruments of nonpublic companies. The adoption of SFAS 150 did not have a material effect on the Company's financial position or statement of operations.

16

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

3. Acquisition

On August 13, 2002, the Company acquired certain tangible and intangible assets, and assumed certain liabilities and certain licensing agreements of Bionic Technologies, LLC (Bionic) in exchange for 862,256 shares of common stock, 33,189 common stock warrants and 30,868 common stock options of the Company. Bionic is a developer and manufacturer of neural recording, stimulation and signal processing equipment for neuroscience research. The Company continues to manufacture and market Bionic's BIONIC® line of neural recording arrays and data acquisition systems to researchers on a limited basis.

Bionic was primarily acquired to gain access to certain patents, technologies and licenses (the acquired intangibles) that the Company is using in its development and marketing of advanced-stage neurological products. Goodwill resulted from the Company's interest in purchasing the acquired intangible assets rather than developing similar technology in-house, or obtaining it through new licensing arrangements.

The Company engaged an independent third-party valuation specialist to determine the fair market value of the Company's common stock for purposes of valuing the acquisition, which was determined based on the net present value of the Company, deducting the proceeds from the initial sale of Series A Preferred Stock, and allocating the residual to the value of common shares. The fair market value of the Company's common stock was determined to be $0.15 per share as of he date of the acquisition, resulting in a fair value of common stock issued of $129,338. The fair market values of the warrants and options issued, which aggregated $4,554, were determined using the Black-Scholes method based on their contractual lives (each five years), a risk-free interest rate of 3.33%, volatility of 70% and no expected dividends.

17

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

3. Acquisition (continued)

The transaction was recorded as a purchase for accounting purposes pursuant to SFAS 141, Business Combinations. The Company's consolidated financial statements include Bionic's operating results from the date of the acquisition. The Company engaged the third-party valuation specialist to appraise the fair value of the acquired intangible assets. The purchase price was allocated to the assets purchased and the liabilities assumed based upon their respective fair values, with the excess of the purchase price over the estimated fair value of the net tangible and intangible assets allocated to goodwill, which is not deductible for tax purposes. The amounts assigned to each major asset and liability of Bionics as of the acquisition date was as follows:

Assets:
Cash	$43,743
Current assets (noncash)	130,619
Property and equipment	3,876
Patented technology	191,000
Research grant contracts	74,000
Goodwill	94,027
Total assets acquired	537,265

Liabilities:
Current liabilities	255,162
Debt	148,211
Total liabilities assumed	403,373

$133,892

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition of Bionic had occurred as of January 1, 2002 and May 2, 2001, respectively:

	2002	2001

Total revenue	$1,311,703	$911,735
Net loss	(928,671)	(49,599)
Loss per share	$(0.65)	$(0.06)

The pro forma consolidated results do not purport to be indicative of results that would have occurred had the acquisition been in effect for the periods presented, nor do they purport to be indicative of the results that will be obtained in the future.

18

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

4. Inventory

Inventory consists of the following at December 31:

	2003	2002	June 30
			2004
			(Unaudited)

Finished goods	$1,273	$59,480	$10,668
Work in process	72,061	–	77,248

Total	$73,334	$59,480	$87,916

5. Property and Equipment

Property and equipment consist of the following at December 31:

	2003	2002	Useful Life

Computer equipment	$123,122	$17,069	3 years
Software	71,276	–	3 years
Furniture and fixtures	43,469	–	3 years
Machinery and equipment	69,420	–	3 years
Construction in progress	159,200	–	3 to 5 years
	466,487	17,069
Less accumulated depreciation	(66,593)	(9,949)

Property and equipment, net	$399,894	$7,120

The machinery representing construction in progress was completed and placed into service in April 2004. The amount expended to complete the project was $128,679.

19

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

6. Intangible Assets

Patents and research grant contract intangibles, which were acquired as part of the Bionic acquisition, are being amortized on a straight-line basis over their respective useful lives. Pursuant to SFAS 142, goodwill is not amortized, but is evaluated annually for impairment.

Intangible assets consist of the following at December 31:

	2003	2002	Useful Life

Patented technology	$191,000	$191,000	8 to 9 years
Research grant contracts	74,000	74,000	3 years
	265,000	265,000
Less accumulated amortization	(89,898)	(22,382)

Intangible assets, net	$175,102	$242,618

The estimated remaining amortization expense related to intangible assets with finite lives for each of the five succeeding years and thereafter is as follows:

Year ending December 31:
2004	$38,516
2005	22,516
2006	22,516
2007	22,516
2008	22,516
Thereafter	46,522

$175,102

20

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

7. Accrued Expenses

Accrued expenses consist of the following at December 31:

	2003	2002

Payroll and payroll-related	$105,604	$114,724
Accrued vacation	36,238	21,538
Accrued bonuses	175,000	–
Professional services	146,450	288,403
Accrued research and development expenses	–	53,500
Accrued general and administrative expenses	55,136	65,327
Other accruals	21,000	–

	$539,428	$543,492

8. Leases

Operating Leases

The Company leases 6,169 square feet of office space in Foxborough, Massachusetts and 11,230 square feet of office and laboratory space in Salt Lake City, Utah used for manufacturing and research and development, pursuant to operating leases. The Foxborough lease, which expires in 2007, contains a renewal option by the Company for one three-year period. The Utah facilities lease is under a month-to-month arrangement. Total rent expense under operating leases was $225,326 and $46,502 for the years ended December 31, 2003 and 2002, respectively. Future minimum lease payments required under noncancellable operating leases at December 31, 2003 are as follows:

Year ending December 31:
2004	$211,972
2005	120,810
2006	123,380
2007	51,408

Total minimum lease commitments	$507,570

21

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

8. Leases (continued)

Capital Leases

In October 2003, the Company entered into a loan and security agreement (the Agreement) with a lender that allows for the Company to borrow up to $1,000,000 to finance the purchase of equipment, hardware, leasehold improvements and software in the form of a capital lease. The lease term is for 42 months, with a $1.00 buyout option, and the monthly payments are equal to approximately 2.73% of the total equipment cost. A proposal fee of $10,000 was paid upon contract execution, $5,000 of which has been included in other current assets and will be credited as payments on future financings, and the remainder retained by the lender to cover administrative costs. In 2003, the $5,000 administrative cost was charged to general and administrative expense, and amounts of $1,294 and $2,197 were applied as payments against January and May 2004 amounts financed under the Agreement. In connection with the Agreement, the Company issued to the lender 20,000 warrants to purchase Series A Preferred Stock. The warrants, valued at $10,506 under the Black-Scholes model, are exercisable at the option of the holder at $1.00 per share, and expire ten years from the date of issuance. The fair value is being charged to interest expense over the 42-month term of the Agreement. At December 31, 2003, there were no financings under the Agreement.

In 2004, the Company acquired property and equipment pursuant to the Agreement in the amount of $698,379.

9. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2003 and 2002, the Company has net operating loss carryforwards of approximately $3,625,696 and $159,606, respectively, available to offset future federal and state taxable income to the extent permitted under the Internal Revenue Code (IRC), expiring in varying amounts through 2023. Under the IRC, certain substantial changes in the Company's ownership may limit the amount of net operating loss carryforwards that can be utilized in any one year to offset future taxable income.

22

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

9. Income Taxes (continued)

The Company has net deferred tax assets at December 31, 2003 and 2002 that consist of the following:

	2003	2002

Deferred tax assets:
Net operating loss carryforwards	$1,460,068	$64,273
Accrued expenses	89,635	163,992
Amortization expense	36,202	9,013
Deferred compensation	51,576	-
Stock compensation	14,896	-
Total deferred tax assets	1,652,377	237,278

Valuation allowance	(1,545,661)	(130,562)
Total deferred tax assets	106,716	106,716

Deferred tax liabilities
Intangible assets	(106,716)	(106,716)

Net deferred tax asset	$-	$-

The Company has provided a valuation allowance for the full amount of these net deferred tax assets, since it is more likely than not that these future benefits will not be realized. However, these deferred tax assets may be available to offset future income tax liabilities and expenses.

10. Series A Redeemable Convertible Preferred Stock

On August 13, 2002, the Company sold shares of Series A Convertible Redeemable Preferred Stock (Series A Preferred Stock), at $1.00 per share, for gross proceeds of $5,000,000. Issuance costs totaled $312,976, and are being accreted on a straight-line basis to the carrying value of the Series A Preferred Stock over the period to the stock's redemption date.

23

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

10. Series A Redeemable Convertible Preferred Stock (continued)

In connection with the issue of the Series A Preferred Stock, the Company also issued 1,111,111 shares of common stock, at $0.0001 per share, to certain Series A Preferred Stock investors. The Company has attributed $4,525,601 and $161,401 of the total net proceeds received from the issuance to the Series A Preferred Stock and the common stock, respectively, based on their relative fair value. The fair value of the total proceeds attributed to the common stock will be accreted, in the same manner as dividends, on a straight-line basis to the carrying value of the Series A Preferred Stock over the period to the stock's earliest redemption date.

In 2002, the Company issued 69,113 shares of Series A Preferred Stock upon the conversion of a note payable, plus all accrued and unpaid interest, at a conversion price of $1.00 per share.

On June 30, 2003, the Company authorized an additional 1,969,113 shares and issued 4,350,000 shares of Series A Preferred Stock, at $1.00, for gross proceeds of $4,350,000. Issuance costs totaled $42,730, and are being accreted on a straight-line basis to the carrying value of the Series A Preferred Stock over the period to the stock's earliest redemption date.

The rights and privileges of the Series A Preferred Stock are as follows:

Dividends

From and after the date of issuance of each share of Series A Preferred Stock, dividends will accrue, but not compound, on each share, whether or not the funds are legally available therefore, and whether or not declared by the Board of Directors, at the rate of 8% per annum of the Series A Preferred Base Liquidation Price, initially $1.00 per share. The Series A Preferred Stock dividends occur prior and in preference to any declaration or payment of any distribution with respect to the common stock. At December 31, 2003 and 2002, cumulative dividends accrued were $736,505 and $155,545, respectively. The Series A Preferred Stock does not participate in any dividends declared on the common stock.

Voting

The holders of Series A Preferred Stock are entitled to the right to vote for each share of common stock into which the Series A Preferred Stock could then be converted as of the record date for determining stockholders entitled to vote on such matter.

24

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

10. Series A Redeemable Convertible Preferred Stock (continued)

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Series A Preferred Stock carries a liquidation preference of $1.00 per share, subject to adjustment for certain dilutive events, plus all dividends accrued and/or declared but unpaid on such shares at the time of dilution. The holders of Series A Preferred Stock will be paid out of the Company's assets available for distribution to its stockholders before any payments can be made to common stockholders. The holders of Series A Preferred Stock are also entitled to share in any remaining available funds on a pro-rata basis with the holders of common stock.

Conversion

Each share of Series A Preferred Stock will be convertible at any time at the option of the holder, subject to a conversion ratio. The conversion ratio is subject to adjustment for certain dilutive and antidilutive events. The Series A Preferred Stock is automatically convertible to common stock upon the consummation of a qualified public offering, which, among other things, results in gross proceeds of at least $30 million to the Company, and in which the price per share is at least $5.00, or the equivalent price, after adjustment for certain dilutive events. The Series A Preferred Stock is also automatically convertible to common stock upon the request of at least two-thirds of the then-outstanding shares of Series A Preferred Stock, at the then-effective Series A Conversion Price. The Company has reserved 9,439,113 shares of common stock for the conversion of Series A Preferred Stock.

Redemption

Unless the Series A Preferred Stock has been converted into common stock, or a qualified public offering has occurred on or prior to December 31, 2008 (or, for any other reason, no shares of Series A Preferred Stock are outstanding on such date), the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock may require the Company to redeem all, but not less than all, of the then-issued and outstanding shares of Series A Preferred Stock in three equal annual installments, beginning on March 1, 2009, by giving written notice to the Company. The Company will not be obligated to redeem any holder's shares of Series A Preferred Stock if, on or prior to the applicable redemption date, such holder elects to convert such shares of Series A Preferred Stock into common stock. If the (i) Company has insufficient funds available for the redemption of the Series A Preferred Stock, (ii) redemption will result in the bankruptcy or insolvency of the Company or (iii) redemption will cause the Company to cease to be able to continue as a going concern, the Series A Preferred Stockholders will be entitled to share ratably in any funds available for the redemption of such shares, based on the amount each holder is entitled to, and the Company shall redeem the remaining shares as soon as practicable after the funds become available.

25

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

11. Stockholders' Deficit

Common Stock

On August 1, 2002, the Company authorized a stock split of 864.9 shares to one share of common stock. This is retroactively reflected in the accompanying financial statements for all years presented.

Common shares reserved for future issuance at December 31, 2003 consist of the following:

Stock options	3,015,818
Warrants	81,619
Conversion of Preferred Stock
and Preferred Stock warrants	9,439,113

Total common shares reserved	12,536,550

Stock Option Plans

2002 Equity Incentive Plan

On August 12, 2002, the Company's Board of Directors and stockholders adopted the 2002 Equity Incentive Plan (the 2002 Equity Plan). The 2002 Equity Plan provides for the granting of up to 1,833,333 shares of common stock pursuant to incentive stock options, nonqualified option awards, stock grants and other restricted stock awards for officers, directors, employees, consultants and advisers.

Incentive stock options may not be granted at less than the fair market value of the Company's common stock at the date of grant. The options can be exercisable at various dates, as determined by the Company's Board of Directors, and will expire no more than ten years from the date of grant. Options granted under the 2002 Equity Plan are restricted as to transfer. For holders of more than 10% of the Company's voting stock, incentive stock options may not be granted at less than 110% of the fair market value of the Company's common stock at the date of grant, with an expiration date not to exceed five years. Options granted under the 2002 Equity Plan vest over periods as determined by the Board of Directors, which are generally a period of four years from the date of grant.

26

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

11. Stockholders' Deficit (continued)

The Board of Directors of the Company has determined the fair value of the Company's common stock in its good faith judgment at each option grant date under the 2002 Equity Plan, considering a number of factors, including the financial and operating performance of the Company, recent transactions in the Company's capital stock, if any, the values of similarly situated companies and the lack of marketability of the Company's common stock.

2002 Founders' Option Plan

On August 12, 2002, the Company's Board of Directors and stockholders adopted the 2002 Founders' Option Plan (the 2002 Founders' Plan). The 2002 Founders' Plan provides for the granting of up to 1,230,915 shares of common stock pursuant to incentive stock options, nonqualified option awards, stock grants and other restricted stock awards for certain key employees and stockholders.

A summary of option activity for all plans for the years ended December 31, 2003 and 2002 is as follows:

	2003		2002

		Weighted-		Weighted-
		Average		Average
		Exercise		Exercise
	Options	Price	Options	Price

Outstanding at beginning of year	30,868	$0.30	–	$–
Granted	2,808,415	$0.07	30,868	$0 .30
Forfeited	(3,000)	$0.10	–	$–

Outstanding at end of year	2,836,283	$0.07	30,868	$0 .30

Exercisable at end of year	446,009	$0.11	8,408	$0 .30

27

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

11. Stockholders' Deficit (continued)

The following table summarizes information about stock options outstanding at December 31, 2003:

	Options Outstanding			Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Exercise Price	Outstanding	Life (Yrs.)	Price	Exercisable	Price

$0.01	900,000	9.0	$0.01	–	$ –
$0.10	1,905,415	9.6	$0.10	428,198	$0.10
$0.30	30,868	8.6	$0.30	17,811	$0.30

	2,836,283			446,009

During 2002, 48,430 common stock warrants were issued to Brown University Research Foundation out of the 2002 Equity Plan. At December 31, 2003, 179,535 stock options were available for grant from the 2002 Equity Plan, and no options were available for grant under the Founders' Plan.

During 2003, stock options were issued to employees at exercise prices deemed to be less than the fair value of the underlying common stock for accounting purposes. Aggregate deferred compensation of $174,725 was recorded in connection with the grants, which is being amortized as compensation expense on a straight-line basis generally over four years, resulting in compensation expense of $36,991 in 2003.

During 2003, stock options to purchase common stock were issued to consultants at exercise prices less than the fair value of the underlying common stock, with performance-based vesting. These options have been recorded at fair value using the Black-Scholes option-pricing model assumptions. This resulted compensation expense of $9,658 being recorded in 2003. These options are subject to variable plan accounting and will be remeasured at each reporting period.

28

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

12. Licensing Arrangements

In August 2002 (see Note 11), the Company issued warrants to purchase 48,430 fully paid and nonassessable warrants for shares of common stock to Brown University Research Foundation (BURF), at a price of $0.10 per share, as partial consideration for an exclusive, royalty-bearing license, including right to grant sublicenses, of Brown University's and MIT's collaborative licensed technology pertaining to neural signal decoding. Also in consideration, the Company issued 43,600 and 10,900 shares of common stock to BURF and to MIT, respectively. In addition, the Company will pay BURF royalties equal to 3% of the first $50,000,000 of aggregate net sales, and 1.5% of net sales over $50,000,000. The Company paid a fee of $50,000 upon execution, which was charged to research and development expense, and will commence paying $50,000 each year in maintenance fees beginning on the third anniversary date. The Company's obligation to pay royalties will terminate on a country-by-country basis upon the date on which the last valid claim of infringement by the manufacture, use or sales of the licensed product would cease to be a valid claim. After such lapse, no further royalty payment will be due in each respective country, and the Company will hold a fully paid-up, perpetual, exclusive, irrevocable, royalty-free license. For the years ended December 31, 2003 and 2002, the Company had made payments to BURF of $0 and $50,000, respectively. The $50,000 was charged to research and development expense in 2002. The Company has the right to terminate the license agreement with BURF and MIT at any time by giving written notice. Termination will not release either party from any obligations that have matured by the effective termination date, and certain obligations survive the termination, including royalty payments on net sales of licensed products, as defined.

The warrants will vest ratably upon the occurrence of four certain vesting events; none of which have occurred as of December 31, 2003. The aggregate fair value of the common stock issued to BURF and MIT was $8,175, and was expensed to research and development in 2002.

In August 2002, the Company issued warrants to purchase 33,189 shares of common stock to the University of Utah Research Foundation (UURF), for an exercise price of $0.0150954 per share, in partial consideration for an exclusive, royalty-bearing license, including right to grant sublicenses for UURF's proprietary technology pertaining to neural signal amplification and electrode arrays. The fair value of the warrants was $4,554. In addition to the warrants, the Company will pay UURF royalties equal to 40% of net sales through December 31, 2003, 30% through December 31, 2005 and 25% thereafter. The Company has paid $3,000 and $1,868 to UURF in the years ended December 31, 2003 and 2002, respectively. The Company has the right to terminate the license agreement at any time by giving written notice. Termination will not release either party from any obligation or liability accrued prior to the effective termination date. The Company will also be required to pay royalties to UURF on any licensed products held at termination, which are disposed of within 90 days of the effective termination date.

29

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

12. Licensing Arrangements (continued)

In August 2002, the Company entered into an agreement with Emory University (Emory) for an exclusive, sublicenseable, royalty-bearing license for Emory's technology pertaining to the control of external devices by nervous system signals. The Company paid fees of $40,000 related to the license, and issued 40,000 shares of common stock in partial consideration. The Company agreed to pay a 3% royalty on the first $17 million in annual net licensed product sales, and 1% on sales exceeding $17 million within the same year. These annual royalties payable may be reduced by 50% of royalties payable to third parties by the Company or its affiliates or sublicensees on the same net sales, provided that no less than 1% of net sales is paid to Emory in any given year. The royalties will terminate at the later of either the expiration of the last valid claim upon the patents or the tenth year anniversary of the Company's first commercial shipment. Additionally, the Company shall make milestone payments to Emory of $25,000 and $50,000 upon the occurrence of U.S. IDE approval and U.S. 510(k) approval, respectively. Commencing upon the fourth anniversary of the agreement's effective date, the Company will make annual minimum royalty payments of $75,000 to Emory. These minimum royalties may net against the running royalties payable in the same period. The 40,000 shares of common stock issued had a fair value of $6,000, which was charged to research and development expense in 2002. The $30,000 reimbursement and $10,000 execution fees were charged to research and development expense in 2002.

13. Related Party Transactions

In connection with the Bionic acquisition, the Company assumed three notes payable to two parties. The first note, in the amount of $59,157, is to Bionic's founding president and CEO. There was $66,019 and $62,469 in principal and accrued interest outstanding on this note at December 31, 2003 and 2002, respectively. The second note, also to Bionic's founding president and CEO in the amount of $30,000, had a balance outstanding at December 31, 2002 of $10,000 and is included in current liabilities. The $10,000 was paid in full in February 2003. The third note, in the amount of $59,054, was issued to a unit holder of Bionic. There was $65,904 and $62,361 in principal and accrued interest outstanding on this note at December 31, 2003 and 2002, respectively. Both notes pay interest at prime plus 2%, and are payable by the Company on or before December 31, 2005.

14. Employee Benefit Plan

The Company sponsors a defined contribution 401(k) benefit plan for all employees over the age of 21. Employees may elect to defer up to 15% of their annual compensation, up to the statutory limits. The Company made contributions to the plan of $24,067 and $6,415 during 2003 and 2002, respectively.

30

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

15. Subsequent Events

Stock Split

On April 30, 2004, the Company's Board of Directors and stockholders amended the 2002 Equity Plan to increase the total number of shares available for issue from 1,833,333 to 2,533,333.

Agreement with Sachem Advisors, LLC

On March 1, 2004, the Company signed an agreement with Sachem Advisors, LLC, (Sachem) for the purpose of providing guidance in the exploration of strategic expansion and developmental options available to the Company. In consideration for services, the Company agreed to pay Sachem $30,000 on the first of each month from March 2004 to June 2004. In addition, the Company agreed to pay Sachem $40,000 upon the consummation of a transaction, and an incremental $40,000 upon consummation of a financing. In no event shall the total fees exceed $200,000. The Company has paid Sachem $122,047 for its services as of June 30, 2004.

IDE Application

On March 11, 2004, the Company received FDA approval for its IDE application, enabling the Company to begin its pilot clinical evaluation of the BrainGate Neural Interface System. This evaluation is limited to three institutions and eight human subjects, with five subjects being implanted with the device. It is designed to demonstrate the feasibility of a thought-based interface with a personal computer that can replace the use of hands on a keyboard or mouse. The Company will evaluate the performance of the device in five patients for a period of twelvemonths. Preliminary results from this trial are expected to be available as early as the beginning of 2005.

Resignation of Executive Vice President

On April 30, 2004, the Company accepted the resignation of its Executive Vice President, General Manager of Salt Lake Operations and Board member. In exchange for a standard release of claims outlined in his agreement of resignation, the individual exercised his rights to (i) pay the exercise price of $0.10 per share for 112,500 vested shares under the Founders' Option grant in return for cancellation of $11,250 of the promissory note due him by the Company and (ii) pay the exercise price of $0.50 per share for 50,000 vested shares under an Additional Founder's Option grant in return for cancellation of $25,000 of the promissory note due him by the Company. At the date of his resignation, the Company owed him $67,365 in principal and interest for the promissory note. The exercise of the above two options decreased this liability to $31,115 at April 30, 2004.

31

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

15. Subsequent Events (continued)

Agreement with Peyton, Chandler & Sullivan, Inc.

On May 26, 2004, the Company signed an agreement with Peyton, Chandler & Sullivan, Inc. (PCS) for the purpose of providing financial advisory services in the Company's pursuit of executing a reverse merger into a publicly traded shell company. PCS will assist the Company in identifying and qualifying the respective shell company, as well as provide guidance in the structuring and negotiation of the merger. In consideration of its services, only if culminating in a merger with an identified party, the Company will issue 475,000 shares of common stock to PCS upon consummation of the merger. The agreement may be terminated by either party at any time without liability, unless a merger with an identified party occurs within the twelve-month period following termination. Should this event occur, the Company would still be required to issue the common stock in consideration. At June 30, 2004, the Company has incurred no expense associated with services rendered by PCS.

Agreement with First Albany Capital

On May 26, 2004, the Company signed an agreement with First Albany Capital (FAC), an investment banker, to act as the Company's exclusive placement agent in connection with the proposed offering, issuance and sale of the Company's common stock, preferred stock, convertible debentures, debt or any other securities by the Company or other similar financing transaction. In this capacity, FAC agreed to seek commitments from investors to purchase the securities. FAC agreed to act as the Company's agent and not on an underwritten basis. In exchange for FAC's services, the Company paid a nonrefundable retainer fee, and agreed to pay a transaction fee equal to 7% of the aggregate gross proceeds received by the Company from the sale of securities in any transaction occurring prior to December 31, 2004. At June 30, 2004, the Company has paid or incurred the expense of $25,000 associated with services rendered by FAC.

Conversion of Series A Preferred Stock

On May 26, 2004, the Company's Board of Directors approved a Shareholder Rights and Obligations Plan related to the merger with Trafalgar Ventures, Inc. Under the provisions of the plan, the Series A Preferred Stockholders have agreed to convert their shares of Series A Preferred Stock to shares on common stock on the effective date of the merger.

Merger with Trafalgar Ventures, Inc.

On July 23, 2004, the Company, Trafalgar Ventures, Inc., a publicly held Nevada corporation (Trafalgar), and Trafalgar Acquisition Corporation, a Nevada corporation (Merger Sub), entered into and Agreement and Plan of Merger (the Agreement). Trafalgar, through its wholly-owned subsidiary, Merger Sub, will acquire the Company in exchange for shares of Trafalgar's common stock (the Merger); 9,439,113 shares will be issued to the preferred stockholders and 3,166,055

32

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

shares will be issued to the common stockholders of the Company. Merger Sub will be merged with and into the Company. The separate existence of Merger Sub will cease, and the Company will continue as the surviving corporation (the Surviving Corporation) under the name Cyberkinetics Inc.

15. Subsequent Events (continued)

Prior to the Merger and pursuant to the Agreement, the controlling stockholders of Trafalgar will cancel 1,500,000 shares of Trafalgar's stock held by them (the Cancellation), and Trafalgar shall have amended its Articles of Incorporation to effectuate a 1-for-2.1142857 reverse stock split (the Reverse Stock Split), resulting in a total of 1,050,000 Trafalgar shares outstanding. Trafalgar will issue an additional 1,300,000 shares into escrow to cover its own indemnification obligation, if any.

The stockholders of the Company as of the closing date of the Merger and after giving effect to the Cancellation and Reverse Stock Split, will own approximately 92.3% of Trafalgar's common shares outstanding and not held in escrow.

All options to purchase the Company's common stock outstanding under the stock option plans of Cyberkinetics, options not under the option plan, all warrants to purchase the company's common stock outstanding and the Company's stock option plans will be assumed by Trafalgar. Each share of common stock to be issued upon exercise of said stock options or warrants (an aggregate of 3,625,562 shares) shall be converted into Trafalgar common stock.

For accounting purposes, this transaction will be accounted for as a reverse merger, because the stockholders of the Company will own a majority of the issued and outstanding shares of common stock of Trafalgar, and the directors and executive officers of the Company will become the directors and executive officers of Trafalgar.

The closing of the Merger is subject to a number of conditions, including the consummation of an equity financing by the Company. In addition, the Agreement may be terminated by either Trafalgar or the Company if the Merger shall not have been consummated by December 31, 2004.

33